                                                                   Exhibit 10.68

                                                                       EXECUTION
                                                                            COPY



                          LAND AND SPECIAL FACILITIES



                                LEASE AGREEMENT



                                By and Between



                          FEDERAL EXPRESS CORPORATION



                                      and



                        ALLIANCEAIRPORT AUTHORITY, INC.


                           Dated as of April 1, 1996

PARTIES ......................................................................    1

ARTICLE I DEFINITIONS.........................................................    1

Section 101. Definitions......................................................    1

ARTICLE II USE OF FACILITIES: REPRESENTATIONS AND WARRANTIES..................    7

Section 201.      Uses and Ownership of Facilities............................    7
Section 202.      Representations and Warranties by the Authority.............    8
Section 203.      Representations and Warranties by the Lessee................    8

ARTICLE III       COMMENCEMENT AND COMPLETION OF
                    FACILITIES; ISSUANCE OF BONDS.............................   10

Section 301.      Plans and Specifications, Approvals, Construction,
                    Construction Contracts; Utilities.........................   10
Section 302.      Agreement to Issue Bonds; Application of Proceeds;
                    the Lessee Required to Pay Costs of Construction
                    if Bond Proceeds Insufficient.............................   12
Section 303.      As-Built Drawings...........................................   12
Section 304.      Cost of Construction and Preliminary Completion Certificates   12
Section 305.      Establishment of the Completion Date, Other Completion
                    Certificates..............................................   12
Section 306.      The Lessee to Pursue Remedies Against Contractors,
                    Subcontractors and Suppliers and Their Sureties...........   13
Section 307.      Construction of Additional Facilities.......................   13
Section 308.      Ownership of Improvements...................................   14
Section 309.      Form of Construction Contracts..............................   14

ARTICLE IV        TERM........................................................   14

Section 401.      Term........................................................   14
Section 402.      Rights at Expiration........................................   14
Section 403.      Expiration..................................................   15

ARTICLE V         RENTALS AND FEES............................................   15

Section 501.      Ground Rent.................................................   15
Section 502.      Special Facilities Rental...................................   15
Section 503.      Facilities Rental after Bonds are No Longer Outstanding.....   15
Section 504.      Field Use Charges...........................................   16
Section 505.      Time and Place of Payments..................................   16
Section 506.      Delinquent Rentals..........................................   16
Section 507.      Assignment of Rights........................................   16

Section 508.      Obligations of the Lessee Hereunder Unconditional...........   17
Section 509.      Prepayment of Rentals.......................................   17
Section 510.      Payments to Authority.......................................   17

ARTICLE VI        OBLIGATIONS OF THE LESSEE...................................   17

Section 601.      Net Lease...................................................   17
Section 602.      Maintenance and Operation...................................   17
Section 603.      Utilities...................................................   17
Section 604.      Signs.......................................................   18
Section 605.      Hazardous Materials.........................................   17
Section 606.      Nondiscrimination...........................................   19
Section 607.      Affirmative Action..........................................   20
Section 608.      Right to Use Airport........................................   20
Section 609.      [Intentionally Omitted].....................................   20
Section 610.      Mechanic's Liens............................................   20
Section 611.      The Lessee to Maintain its Corporate Existence; Conditions
                    Under Which Exceptions Permitted..........................   21
Section 612.      Equipment...................................................   21
Section 613.      Security Plan...............................................   21
Section 614.      Tax Exemption...............................................   21
Section 615.      The Lessee's Covenant Concerning the Bonds..................   22
Section 616.      The Lessee's Obligations Concerning SEC Rule 15c2-12........   23

ARTICLE VII       OBLIGATIONS OF THE AUTHORITY................................   24

Section 701.      Operation as a Public Airport...............................   24
Section 702.      Ingress and Egress..........................................   24
Section 703.      Quiet Enjoyment of Leased Premises..........................   24
Section 704.      Maintenance and Operations..................................   24
Section 705.      No Federal Funds to be Spent on Leased Premises.............   24
Section 706.      Expansion of Airport Boundaries to Include Contiguous Land..   24

ARTICLE VIII      RESERVATIONS................................................   24

Section 801.      Improvement, Relocation or Removal of Special Facilities....   24
Section 802.      Inspection of Leased Premises...............................   24
Section 803.      Subordination to U.S. Government............................   25
Section 804.      War or National Emergency...................................   25
Section 805.      No Liability of the Authority...............................   25
Section 806.      No Warranty of Condition or Suitability.....................   25
Section 807.      Responsibility for Contracts for Special Facilities and
                  Payment of Special Facilities Rentals.......................   25
Section 808.      [Intentionally Omitted].....................................   25
Section 809.      Consideration of Amendment..................................   25


ARTICLE IX        INDEMNITY AND INSURANCE.....................................   26

Section 901.      Indemnification of Indemnified Parties......................   26
Section 902.      Indemnification of the Trustee..............................   27
Section 903.      Public Liability Insurance..................................   27
Section 904.      Fire and Extended Coverage Insurance........................   27
Section 905.      Application of Insurance Proceeds...........................   28
Section 906.      Performance Bonds...........................................   28
Section 907.      Right of the City or Trustee to Pay Insurance Premiums......   28

ARTICLE X         PREPAYMENT OF SPECIAL FACILITIES RENTALS....................   28

Section 1001.     In Connection with Optional Redemption of Bonds.............   28
Section 1002.     In Connection with Defeasance of the Bonds..................   28
Section 1003.     In Connection with the Termination of this Agreement in the
                    Event of Damage or Destruction or Condemnation............   29
Section 1004.     In Connection with a Partial Redemption.....................   29
Section 1005.     In Connection with a Determination of Taxability............   29

ARTICLE XI        DAMAGE AND CONDEMNATION.....................................   29

Section 1101.     Damage and Destruction......................................   29
Section 1102.     Condemnation................................................   31
Section 1103.     Destruction or Condemnation of Excluded Personal Property
                    or Lessee Improvements....................................   32
Section 1104.     Taking or Condemnation by the City..........................   32
Section 1105.     Destruction or Condemnation of Leased Premises Other
                  Than Special Facilities or Former Lessee Improvements.......   32

ARTICLE XII       ADDITIONAL BONDS............................................   33

Section 1201.     Additional Bonds............................................   33
Section 1202.     Approval of State Agencies..................................   33

ARTICLE XIII      TERMINATION OF AGREEMENT BY THE LESSEE......................   33

Section 1301.     Termination by the Lessee...................................   33

ARTICLE XIV       EVENTS OF DEFAULT...........................................   34

Section 1401.     Events of Default...........................................   34
Section 1402.     Remedies of the Trustee for Certain Events of Default.......   34
Section 1403.     Remedies of the Authority on Default........................   35
Section 1404.     The Lessee to Remain Liable for Payments; Reletting.........   35

Section 1405.     Disposition of Excluded Personal Property...................   35
Section 1406.     No Remedy Exclusive.........................................   36
Section 1407.     No Additional Waiver Implied By One Waiver; Consents
                    to Waiver.................................................   36
Section 1408.     Suspension..................................................   36
Section 1409.     Delay not a Waiver..........................................   36

ARTICLE XV        DEFAULT BY THE AUTHORITY....................................   36

Section 1501.     Default by the Authority; Remedies of the Lessee............   36

ARTICLE XVI       RIGHTS UPON TERMINATION.....................................   37

Section 1601.     Fixed Improvements..........................................   37
Section 1602.     Excluded Personal Property..................................   37

ARTICLE XVII      ASSIGNMENT AND SUBLETTING...................................   37
Section 1701.     Successors and Assignments..................................   37
Section 1702.     Subletting..................................................   37
Section 1703.     Transfer of Leased Premises by the Authority; Performance
                    of Rights, Duties and Obligations of the Authority under
                    this Agreement............................................   37
Section 1704.     Opinion of Bond Counsel Required............................   38

ARTICLE XVIII     GENERAL PROVISIONS..........................................   38

Section 1801.     Non-Interference with Operation of Airport..................   38
Section 1802.     Attorney's Fees.............................................   38
Section 1803.     Taxes.......................................................   38
Section 1804.     License Fees and Permits....................................   38
Section 1805.     Amendments to this Agreement................................   39
Section 1806.     Force Majeure...............................................   39
Section 1807.     References to Bonds, the Authority, the Trustee and
                    the Indenture Ineffective when Bonds are no Longer
                    Outstanding...............................................   39
Section 1808.     Modifications Hereof and of Indenture.......................   39
Section 1809.     Paragraph Headings..........................................   39
Section 1810.     Interpretations.............................................   39
Section 1811.     Notices.....................................................   39
Section 1812.     Party's Consent.............................................   40
Section 1813.     Nondisturbance by Authority and Trustee.....................   40
Section 1814.     Counterparts................................................   40

Execution Page    ...............................................................41
Exhibit A         Property Description........................................  A-1


Exhibit B         Special Facilities..........................................  B-1
Exhibit C         Insurance Form..............................................  C-1

                  LAND AND SPECIAL FACILITIES LEASE AGREEMENT


    THIS LAND AND SPECIAL FACILITIES LEASE AGREEMENT (hereinafter called this "Agreement") made and entered into as of April 1, 1996, by and between the AllianceAirport Authority, Inc. (the "Authority"), a nonstock, nonprofit industrial development corporation, created to act on behalf of the City of Fort Worth, a home-rule city and a political subdivision of the State of Texas (the "City"), pursuant to the Constitution and laws of the State of Texas, including particularly Article 5190.6, V.A.T.C.S., as amended (hereinafter called the "Development Corporation Act"), and Federal Express Corporation, a Delaware corporation with its principal office at Memphis, Tennessee and authorized to do business in the State of Texas (hereinafter called the "Lessee").



                                  WITNESSETH:

    WHEREAS, the City owns and operates the Alliance Airport (hereinafter called "Airport"); and

    WHEREAS, the Lessee is primarily engaged in the business of distribution of express cargo and parcels; and

    WHEREAS, at the request of the Lessee, the Authority has acquired or will acquire simultaneously herewith and develop certain real estate described in EXHIBIT A hereto, and will acquire and construct thereon certain facilities described in EXHIBIT B hereto; and

    WHEREAS, in furtherance of the public purposes set forth in the Development Corporation Act, the Authority proposes to finance the costs of the project to be leased to the Lessee through the issuance of Special Facilities Revenue Bonds of the Authority issued under the Indenture herein defined; and

    WHEREAS, the Lessee desires to lease such real estate and improvements upon the terms and conditions hereinafter stated;

    NOW, THEREFORE, in consideration of the mutual covenants and considerations herein contained, the Authority lets and demises to the Lessee and the Lessee rents from the Authority the Leased Premises and all herein described rights incident thereto, and the Lessee and the Authority further agree and covenant as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

    Section 101. Definitions. In addition to terms defined elsewhere in this Agreement, the following terms, for the purposes of this Agreement, shall have the meanings set forth below:

   "Act of Bankruptcy" means the commencement of a bankruptcy or similar proceeding by or against the Lessee, including, but not limited to, the following: the making of a general assignment for the benefit of creditors, the commencing of a voluntary case under the Federal Bankruptcy Code or the filing of a petition thereunder, petitioning or applying to any tribunal for the appointment of a receiver, or any trustee for the Lessee or a substantial part of the assets of the Lessee, commencing any proceeding under any bankruptcy, reorganization, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the appointment of a receiver or any trustee for the Lessee or any substantial part of any of the properties of the Lessee.

    "Airport" means the public transportation facility owned by and located within the City and known as Alliance Airport.

    "Architect" means Taylor Gardner Montgomery Architects, Inc.

    "Authority" means the AllianceAirport Authority, Inc., a nonstock, nonprofit industrial development corporation duly organized and operating under the laws of the State, including the Development Corporation Act, or any successor thereto or assign thereof.

    "Authorized Lessee Representative" means such officer or employee of the Lessee authorized by the Lessee to act on its behalf under this Agreement or the Indenture as certified to the Authority, the City and the Trustee in writing by the Lessee.

    "Board" or "Board of Directors" means the lawfully qualified board of directors of the Authority.

    "Bond Counsel" means McCall, Parkhurst & Horton L.L.P. and Kelly, Hart & Hallman, a Professional Corporation, or such nationally recognized bond counsel as may hereafter be selected by the Authority.

    "Bond Year" means each one year period beginning on the Closing Date, or any yearly anniversary thereof, and ending one year thereafter, until the Bonds are retired in full.

    "Bonds" means the AllianceAirport Authority, Inc. Special Facilities Revenue Bonds, Series 1996 (Federal Express Corporation Project) to be issued in the aggregate principal amount not to exceed $250,000,000.

    "Business Day" means any day which is not a Sunday, a Saturday, a legal holiday or a day on which banking institutions in the City of New York, New York, the City of Memphis, Tennessee, or the city in which the Designated Trust Office of the Trustee is located are authorized by law or executive order to close.

    "City" means the City of Fort Worth, Texas, a home-rule city organized and existing under the laws of the State.

    "Claims" means all claims, lawsuits, causes of action and other legal actions and proceedings brought against any Indemnified Party so long as the claim, lawsuit, cause of action or other legal action or proceeding, directly or indirectly, arises out of, results from, relates to or is based upon, in whole or in part: (a) the issuance, offering, sale, delivery or payment of the Bonds (except when arising out of, resulting from, relating to or based upon the information under the captions "The Authority", "The Airport", "The City" and "Tax Matters" contained in the preliminary official statement and the official statement relating to the Bonds), or (b) the design, construction, installation, operation, use, occupancy, maintenance or ownership of the Special Facilities or any part thereof.

    "Closing Date" means the date of issuance and delivery of the Bonds to the initial purchasers thereof in exchange for the purchase price therefor.

    "Code" means the Internal Revenue Code of 1986, together with any amendments thereto or successor federal income tax laws.

    "Commission" means the Securities and Exchange Commission of the United States of America.

    "Completion Date" means the date of completion of the acquisition and construction of the Special Facilities certified in accordance with Section 305 hereof.

    "Construction Fund" means the construction fund established with the Trustee pursuant to Article III of the Indenture.

    "Costs" means all costs incident to the purchase of the Land and the provision of the Special Facilities and the financing thereof now or hereafter permitted by the Development Corporation Act, including, without limitation, the cost of acquisition, construction, reconstruction, improvement, and expansion, including the cost of the acquisition of any land, rights-of-way, property rights, easements, and interests, the cost of machinery and equipment, financing charges, inventory, raw materials and other supplies, research and development costs, interest prior to and during construction and for one year after completion of construction (whether or not capitalized), cost of estimates and of engineering and legal services, plans, specifications, surveys, estimates of cost and of revenue, other expenses necessary or incident to determining the feasibility and practicability of acquiring, constructing, reconstructing, improving, and expanding the Special Facilities, administrative expense and such other expense as may be necessary or incident to the acquisition, construction, reconstruction, improvement and expansion thereof, the placing of the same in operation, and the financing or refinancing of the Special Facilities, including the refunding of any outstanding obligations, mortgages, or advances issued, made or given by any Person for any of the aforementioned costs.

    "Debt Service Fund" means the debt service fund established with the Trustee pursuant to Article III of the Indenture.

    "Department" means the Texas Department of Commerce, together with any successor under the Development Corporation Act.

    "Designated Trust Office" means the corporate trust office of the Trustee located in Chicago, Illinois, or such future location as shall be designated in writing by the Trustee to the Authority and the Lessee.

    "Disbursement Request" means a certificate signed by an Authorized Lessee Representative, which certificate shall state: (i) the requisition number, amount to be paid and the name and address of the Person to whom payment is to be made or to whom a reimbursable advance, if any, by the Company has been made;
(ii) that there has been expended, or is being expended concurrently with the delivery of such certificate (or in the case of interest which the Trustee is directed to transfer from the Capitalized Interest Account of the Construction Fund to the Debt Service Fund, will be expended within the year following the date the Special Facilities is completed and placed in service) an amount on account of Costs of the Special Facilities at least equal to the amount set forth in such certificate; (iii) that no other certificate in respect of such expenditure is being or previously has been delivered to the Trustee; (iv) that no Event of Default (as defined herein) has occurred and is continuing; (v) to the extent such disbursement (a "reimbursement allocation") is to reimburse an expenditure (an "original expenditure") that was paid (X) from a source other than the proceeds of the Bonds and (Y) prior to the issue date of the Bonds, that such original expenditure is for a proper Cost of the Special Facilities and was incurred not more than 60 days prior to the Inducement Date and that the reimbursement allocation is being made not later than 18 months after the later of (A) the date on which such original expenditure was paid or (B) the date on which the property is placed in service or abandoned (but the date of such reimbursement allocation may not be more than three years after the date the original expenditure was paid); (vi) that at least 95% of all amounts previously disbursed from the Construction Fund to pay Costs of the Special Facilities (not including costs of issuance and any underwriters' discount) plus the amount requested by such certificate to be disbursed from the Construction Fund have been or will be used to provide "airport facilities" or other exempt facilities within the meaning of the Code and the Regulations in effect thereunder and applicable to the Bonds; and (vii) if applicable, that the sum of (A) all amounts previously disbursed from the Construction Fund to pay costs of issuance plus (B) the amount requested by such certificate to be disbursed from the Construction Fund, when added to other amounts already expended for the payment of such costs (including underwriters' discount), to pay costs of issuance does not exceed 2% of the issue price of the Bonds.

    "DTC" means The Depository Trust Company, New York, New York.

    "Environment, Health and Safety Requirements" means all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state and local laws (including rules, regulations, codes, judgments, orders, decrees, stipulations, injunctions, and demand letters issued, entered, promulgated or approved thereunder) relating to public health and safety, worker health and safety, or pollution or protection of the environment, including Laws (specifically those defined in Section 605 hereof as Environmental Laws) relating to emissions, discharges, releases, or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

    "Equipment" means tangible personal property that is not annexed to the Land as a fixture, and that was financed from moneys disbursed from the Construction Fund, or that was financed with moneys other than from moneys disbursed from the Construction Fund and donated in writing to and as part of the Airport, as the same shall be substituted or replaced from time to time in accordance with Subsection 612(a) hereof.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Excluded Personal Property" means tangible personal property that was financed from moneys other than moneys disbursed from the

Construction Fund, that is not annexed to the Land as a fixture, that is not or has not been donated in writing to and as a part of the Airport, and that is not Equipment.

    "FAA" means the Federal Aviation Administration, or any successor thereto or assign thereof.

    "Facilities" means, collectively, the Leased Premises, the Lessee Improvements and the Excluded Personal Property.

    "Force Majeure" means Acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the government of the United States of America, or of any state thereof, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, blue northers, storms, floods, washouts, droughts, arrests, restraining of government and people, civil disturbances, explosions, nuclear accidents, wars, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other cause not reasonably within the control of the party claiming inability to perform due to such cause.

    "Guaranty" means the Guaranty dated as of April 1, 1996 between the Lessee, as guarantor, and the Trustee.

    "Hazardous Materials" shall have the meaning ascribed to said term in
Section 605 hereof.

    "Indemnified Parties" means the Authority, the City, and the Department, and the members, officers, directors, employees and agents (excluding Bond Counsel, counsel to the Authority, and the Manager) of each of such Persons, either individually or collectively.

    "Indenture" means the Trust Indenture dated as of April 1, 1996 between the Authority and The First National Bank of Chicago, as amended and supplemented, providing for the issuance of the Bonds.

    "Inducement Date" means January 4, 1994.

    "Interest Payment Date" means October 1, 1996 and each April 1 and October 1 thereafter until maturity or redemption of the Bonds.

    "Land" means the Primary Land (as described in Exhibit A hereto) and any additional land which is hereafter leased to the Lessee by the Authority pursuant to this Agreement by an amendment hereto or supplement hereof, or by the City at the Airport, as the case may be.

    "Laws" means and shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Occupational Safety and Health Act, the Federal Water Pollution Control Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Refuse Act, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right-to-Know Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Endangered Species Act, the National Environmental Policy Act, the Texas Clean Air Act, the Texas Solid Waste Disposal Act, the Texas Underground and Aboveground Storage Tanks Act, the Texas Water Code, and the Texas Hazardous Substances Spill Prevention Act.

    "Leased Premises" means: (i) the Land; (ii) the Special Facilities; (iii) any Lessee Improvements that have been conveyed to the Authority pursuant to the provisions of Section 308 hereof; and (iv) any land acquired at the request of the Lessee, or any other buildings, structures, additions, improvements, fixtures and facilities constructed on the Land, at the request of the Lessee, from time to time, other than Lessee Improvements.

    "Lessee" means Federal Express Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware and qualified to do business in the State, or any successor thereto or assignee thereof permitted by this Agreement.

    "Lessee Improvements" means any additional buildings, structures, additions, improvements, fixtures or facilities constructed on the Land as provided in Subsection 307(a) hereof, except to the extent the same have been conveyed to the Authority or its assignee pursuant to Section 308 hereof.

    "Letter of Representations" means the letter of representations executed by the Lessee pursuant to the terms of the Underwriting Agreement.

    "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, responsibility under Environment, Health and Safety Requirements for cleanup, containment, restoration, removal, remediation, investigation or monitoring relating thereto (collectively, "Remedial Work"), liability for costs of Remedial Work, liability for costs of government oversight and other expenses incidental to Remedial Work, liability for natural resources damage, liability for illness, personal injury or the increased risk of or fear of illness or personal injury, and liability for economic losses or other property damage.

    "Losses" means losses, costs, damages, expenses and liabilities of whatever nature (including reasonable attorneys' fees, litigation and court costs and expenses, amounts paid in settlement, amounts paid to discharge judgments) directly or indirectly resulting from, arising out of or relating to one or more Claims.

    "Management Agreement" means the Management Agreement, as amended, between the City and the Manager, governing the management, operation and maintenance of the Airport.

    "Manager" means (i) Alliance Air Services, Inc., a Texas corporation, or any successor thereto or assignee thereof and (ii) any Person succeeding the entity named in clause (i) as manager of the Airport.

    "MSRB" means the Municipal Securities Rulemaking Board.

    "M/WBE Ordinance" means the ordinance passed by the City with respect to the City's disadvantaged business enterprise contracting and subcontracting goals as established from time to time by the City, currently Ordinance No. 121932.

    "Net Proceeds" means the term by that name as defined in Sections 1101 and 1102 of this Agreement.

    "NRMSIR" means, as of any date, all nationally recognized municipal securities information repositories then recognized by the Commission for purposes of the Rule. As of the date of this Agreement, the NRMSIRs are:

               Bloomberg Municipal Repository
               P.O. Box 840
               Princeton, NJ 08542-0840
               Phone:      (609) 279-3224
               Fax:        (609) 279-5962

               Thomson Municipal Services Group
               c/o The Bond Buyer
               395 Hudson Street - 3rd Floor
               New York, NY 10014
               Attn:  Municipal Disclosure
               Phone:      (212) 807-3891
               Fax:        (212) 989-2078
               Internet:   Disclosure @ Muller.com

               Disclosure, Inc.
               5161 River Road
               Bethesda, MD 20816

               Attn:       Document Acquisitions/Municipal Securities
               Phone:      (301) 951-1300
               Fax:        (301) 718-2329

               Kenny Information Systems, Inc.
               65 Broadway - 16th Floor
               New York, NY 10006
               Attn:       Kenny Repository Service
               Phone:      (212) 770-4500
               Fax:        (212) 797-7994

               Moody's NRMSIR
               Public Finance Information Center
               99 Church Street
               New York, NY 10007
               Phone:      (800) 339-6306
               Fax:        (212) 553-1460

               R.R. Donnelly Financial
               Municipal Securities Disclosure Archive
               559 Main Street
               Hudson, MA 01749
               Phone:      (800) 580-3670
               Fax:        (508) 562-1969

    "Outstanding" means, with respect to the Bonds, as of the time in question, all Bonds registered or authenticated, as applicable, and delivered under the Indenture, except: (i) Bonds cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to the Indenture; (iii) Bonds deemed to have been paid within the meaning of Article VIII of the Indenture; and (iv) Bonds for which payment or prepayment of money in the necessary amount has been deposited with the Trustee in trust for the registered owners of such Bonds pursuant to the Indenture, provided that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture.

   "Paying Agent" means the Trustee or any other paying agent for a series of Bonds named in the Indenture.

   "Person" means any association, individual, corporation, governmental entity, partnership, joint venture, business association, estate or any other organization or entity.

    "Plans and Specifications" means the final plans and specifications for the Special Facilities and any Lessee Improvements prepared by the Architect and approved by the Authority and the Lessee.

    "Record Date" means the fifteenth day of the month next preceding an Interest Payment Date.

    "Registrar" means the registrar and transfer agent for the Bonds named in the Indenture.

    "Regulations" means the Treasury Regulations promulgated pursuant to the Code .

    "Rule" means Rule 15c2-12 adopted by the Commission under the Exchange Act, as the same may be amended from time to time.

    "SID" means the public or private repository designated by the State as the state information depository and recognized as such by the Commission for purposes of the Rule. As of the date of this Agreement, the SID is the Municipal Advisory Council of Texas, Austin, Texas.

    "Special Facilities" means the Primary Land, buildings, structures, fixtures, improvements, equipment and facilities located on, affixed to, or used in connection with the Land, and financed with moneys disbursed from the Construction Fund and the Equipment, whether now owned or hereafter acquired.

    "Special Facilities Rentals" means the amounts paid or payable by the Lessee pursuant to Section 502 hereof.

    "Special Rebate Fund" means the special rebate fund established with the Trustee pursuant to Article III of the Indenture.

    "State" means the State of Texas.

    "Supplemental Agreement" means an amendment to or supplement of this Agreement entered into in accordance with Section 1805 hereof.

    "Tax Representation Certificate" means the certificate executed by an Authorized Lessee Representative addressing matters relating to the tax-exempt status of the interest on the Bonds.

    "Trust Estate" means the term by that name as defined in the Indenture.

    "Trustee" means The First National Bank of Chicago, or any successor thereto or assignee thereof permitted by the Indenture.

    "Underwriting Agreement" means the Underwriting Agreement, dated 1996, by and between the Authority and the underwriters named therein.


                                   ARTICLE II
                                   ----------

               USE OF FACILITIES; REPRESENTATIONS AND WARRANTIES
               -------------------------------------------------


    Section 201.  Uses and Ownership of Facilities. (a) Ownership. The
Authority shall, at all times throughout the term of this Agreement, unless transferred with the consent of the Lessee as provided in Section 1703 hereof, own, hold, use, and enjoy legal, fee title to the Leased Premises as a part of the Airport on behalf of and for the benefit of the City, as the owner of the Airport, subject to the provisions of this Agreement. The Authority reserves the right to transfer, convey and assign legal, fee title to the Leased Premises, subject to the terms of this Agreement, but shall not transfer the Leased Premises to any party, without the consent of the Lessee.

    (b) Lessee's Permitted Uses. The Lessee shall use the Facilities as a part of the Airport and as airport facilities within the meaning of Section 142(a)(1) of the Code (or the successor provisions of any federal income tax laws) or as functionally related and subordinate facilities to the Airport, and for the purposes of collecting, storing, sorting, distributing, and shipping air cargo, including parcels, and for other purposes reasonably related thereto.

    (c) Management Agreement. The City has entered into the Management Agreement with the Manager, pursuant to which the manager is obligated to perform, on behalf of the City, administrative responsibilities necessary to monitor the performance or nonperformance of the obligations of any Airport tenant to maintain and repair its leased premises and improvements and, further, to perform, on behalf of the City, the administrative responsibilities of monitoring or overseeing the performance of all City obligations pursuant to existing and future agreements with all Airport tenants, all in accordance with and subject to the terms of the Management Agreement. By entering into this Agreement, the Lessee acknowledges that certain duties to be performed by the City in connection with the operation and maintenance of the Airport may be performed by the Manager, and that the Lessee agrees to deal directly with the Manager with respect to such matters. The foregoing notwithstanding, the Authority shall remain responsible for the performance of its obligations under this

Agreement; provided, however, the Authority shall have no responsibilities with respect to the condition, maintenance or repair of the Leased Premises.

    Section 202. Representations and Warranties by the Authority. The Authority makes the following representations and warranties as the basis for the undertakings on its part herein contained:

    (a) The Authority is duly organized as a nonstock, nonprofit industrial development corporation, existing and in good standing under the laws of the State, including specifically the Development Corporation Act, and has the power under the Development Corporation Act to enter into the transactions contemplated by this Agreement, the Underwriting Agreement and the Indenture and to carry out its obligations hereunder and thereunder. By written resolution as required by the Development Corporation Act, the City has duly approved the execution and delivery of the Indenture, the Underwriting Agreement and this Agreement by the Authority.

    (b) The Authority has taken all action and has complied with all provisions of law with respect to the execution, delivery and performance of this Agreement, the Underwriting Agreement and the Indenture and the due authorization of the consummation of the transactions contemplated hereby and thereby, and this Agreement, the Underwriting Agreement and the Indenture have been duly executed and delivered by, and constitute the valid and legally binding agreements of, the Authority, enforceable against the Authority in accordance with their respective terms.

    (c) Neither the execution and delivery of this Agreement, the Underwriting Agreement and the Indenture, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Underwriting Agreement and the Indenture, violate any law or regulation, or any Articles of Incorporation or Bylaws, or any judicial order, judgment, decree, or injunction, conflict with or results in a breach of any of the terms, conditions or provisions of any restriction, ordinance or any agreement or instrument to which the Authority is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Authority under the terms of any instrument or agreement.

     (d) There is no litigation now pending or, to the Authority's knowledge, threatened challenging the powers of the Authority or its Board of Directors or in any way affecting this Agreement, the Underwriting Agreement, the Indenture or the Bonds.

      (e) The Authority has determined, in the public interest, that it will finance the Cost of the Special Facilities, and deposit the proceeds from the sale of the Bonds into the Construction Fund for use by the Lessee for such purposes and in the manner provided in the Development Corporation Act and this Agreement.

      Section 203. Representations and Warranties by the Lessee. The Lessee makes the following representations and warranties as the basis for the undertakings on its part herein contained:

      (a) The Lessee is a corporation duly organized under the laws of the State of Delaware and duly qualified to do business in the State, is in good standing in the State of Delaware and the State, has power to execute and enter into this Agreement, the Guaranty and the Letter of Representations and by proper corporate action has been duly authorized to execute and deliver this Agreement, the Guaranty and the Letter of Representations.

      (b) The Lessee will execute the Tax Representation Certificate, dated the Closing Date, setting forth certain covenants, representations and warranties, which Tax Representation Certificate is incorporated herein and included as a part of this Agreement by reference. The Lessee represents that the representations set forth in the Tax Representation Certificate will be accurate as of such date and covenants to comply with the covenants set forth in the Tax Representation Certificate.

      (c) The Lessee represents and certifies that to the best of its knowledge the Leased Premises was not a site used for the storage or disposal of hazardous waste.

      (d) The Lessee hereby makes an irrevocable election not to claim depreciation or an investment tax credit with respect to the Special Facilities in accordance with Section 142(b)(1)(B)(i) of the Code, such that the Bonds shall qualify under Section 142(a)(1) of the Code. The tax identification number of the Lessee is 71-0427007.

      (e) This Agreement, the Guaranty and the Letter of Representations have been duly executed and delivered by duly authorized officers of the Lessee, and constitute valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms.

      (f) No approvals or consents, other than those that have been or will in normal course be obtained, are necessary in order for the Lessee to execute and deliver this Agreement, the Guaranty, the Letter of Representations or the Tax Representation Certificate.

      (g) There is no litigation now pending or, to the Lessee's knowledge, threatened, challenging the corporate existence of the Lessee and, except for matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the Lessee's fiscal year ended May 31, 1995, as updated by the Lessee's Form 10-Q for the quarter ending November 30, 1995, there is no pending, or to the Lessee's knowledge, threatened action or proceeding before any court or administrative agency that individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Lessee or the ability of the Lessee to perform its obligations under this Agreement or the Guaranty.

     (h) Neither the execution and delivery of this Agreement, the Guaranty, the Letter of Representations or the Tax Representation Certificate, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Guaranty, the Letter of Representations or the Tax Representation Certificate, will conflict with or result in a material breach of the Restated Certificate of Incorporation or By-laws of the Lessee or any of the terms, conditions or provisions of any indenture, agreement or other instrument to which the Lessee is now a party or by which it is bound, or constitute a material default under any of the foregoing, or result in the creation or imposition of any material lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Lessee under the terms of any instrument or agreement.

     (i) The Lessee has duly and validly obtained all material certificates, licenses and permits from all public authorities, both federal and state, required to enable the Lessee to carry on its business as it is now conducted and to enter into this Agreement.

     (j) To the best of its knowledge, no event has occurred and no condition currently exists, which constitutes or may, with the passage of time or the giving of notice, or both, constitute an Event of Default with respect to or on the part of the Lessee under this Agreement or the Guaranty or that could materially adversely affect the ability of the Lessee to perform its obligations hereunder or thereunder.

     (k) During the term of this Agreement, the Lessee shall operate the Special Facilities in accordance with all applicable laws; provided, however, that the Lessee shall not be required to comply or cause compliance with such applicable laws so long as the Lessee shall, at the Lessee's expense, contest the same or the validity thereof in good faith, by appropriate proceedings; and provided, further, such non-compliance will not have a material adverse effect on the Special Facilities or the Lessee or the performance of its obligations hereunder. Such contest may be made by the Lessee in the name of the Authority or the Lessee, or both, as the Lessee shall determine, and the Authority agrees that it will, at the Lessee's expense, cooperate with the Lessee in any such contest to such extent as the Lessee may reasonably request; provided, however, the Lessee may not contest in the name of the Authority any law, ordinance, rule, regulation, order or requirement of the Authority, and the Authority has no obligation to cooperate in any such contest against the Authority. The Authority shall not be subject to any liability for the payment of any costs or expenses in connection with any such proceedings brought by the Lessee.

     (l) The Lessee has no present intention of disposing of or abandoning the Special Facilities, using or moving any portion of the Special Facilities out of the State, or of directing the Special Facilities to a use other than the uses represented to the Department and the Authority.

     (m) The Lessee has no reason to believe, based upon the best information in the possession thereof, that the development of the Special Facilities in the City will not result in contributing to the economic growth or stability of the City by (1) increasing or stabilizing employment opportunities in the City, (2) significantly increasing or stabilizing the property tax base of the City and the State, and (3) promoting commerce within the City and the State.


                                  ARTICLE III
                                  -----------

                   COMMENCEMENT AND COMPLETION OF FACILITIES;
                   ------------------------------------------
                               ISSUANCE OF BONDS
                               -----------------

     Section 301. Plans and Specifications, Approvals, Construction, Construction Contracts, Utilities.

     (a) Location Improvement Permit. An airport location improvement permit was obtained from the City subsequent to the Inducement Date and prior to the Closing Date with respect to the Land and Special Facilities. The Lessee covenants and agrees that, prior to the preparation of detailed plans and specifications for any of the Facilities (other than those Facilities described in the previous sentence), it shall first obtain an airport location improvement permit from the City by submitting to the City for approval plans showing the general site plan, design and character of improvements and their locations relative to the Leased Premises, including location of drainage, utilities and roadways.

     (b) Approval of Plans and Specifications. In connection with construction of any of the Facilities, the Lessee shall cause preliminary plans and specifications, together with the estimated cost of such portion, to be prepared by the Architect, which shall be submitted to the Authority for its approval. The Authority shall approve or suggest reasonable revisions to such preliminary plans and specifications within seven (7) days from the date of receipt thereof, and shall submit the same to the Lessee. If the Authority fails to respond within that seven (7) day period, the preliminary plans and specifications shall be deemed approved. If within said seven (7) day period the Authority notifies the Lessee of items of which it disapproves, the Lessee shall thereafter cause such Architect to prepare revised preliminary plans and specifications that take into consideration any revisions suggested by the Authority, and accepted by the Lessee, at which time the revised preliminary plans and specifications shall be submitted to the Authority for approval in the manner provided herein. After the Authority has approved such preliminary plans and specifications, the Lessee shall cause the Architect to prepare final plans and specifications. The final plans and specifications shall be submitted by the Lessee to the Authority for review and approval of any changes not previously approved in the preliminary plans and specifications, in the same manner as the preliminary plans and specifications were reviewed and approved. If the Authority fails to respond to the Lessee in writing within seven (7) days after submission of any of the plans and specifications contemplated by this Subsection (b), then such plans and specifications shall be deemed approved for purposes of this Subsection (b). Upon approval such final plans and specifications shall become the Plans and Specifications.

     (c) Provisions Concerning Design. The Plans and Specifications (i) for any of the Facilities shall meet the City's design standards for the type of development proposed at the Airport, which the Authority agrees to cause to be available to the Lessee and (ii) with respect to the Special Facilities to be constructed and acquired with proceeds of the Bonds, shall qualify as Costs of a "Project" under the Development Corporation Act. The Lessee covenants and agrees that all construction or installation of any building, roadway, structure, addition, or improvement on the Land will be in accordance with such Plans and Specifications.

     (d) Provisions Concerning Design Changes. The Lessee may initiate whatever design changes to the Plans and Specifications it deems necessary or desirable; provided, however, that any such changes (i) shall be subject to approval by the Authority prior to implementation for consistency with the

Plans and Specifications and the mutually contemplated use of the Facilities as set forth in Subsection 201(b) of this Agreement and (ii) shall qualify as a "Project" under the Development Corporation Act. Review of such design changes shall be conducted in the same time and manner as review of the Plans and Specifications as set forth in Subsection (b) hereof and shall otherwise comply with Subsection (c) hereof.

     (e) Compliance with Laws. Contracts relating to the designing, equipping and constructing of the Facilities shall include those provisions agreed to by the Lessee and the Authority for the purposes intended and shall comply in all respects with State and federal law and the provisions of this Agreement. The Facilities shall be constructed and equipped in compliance with all State, federal and local laws, ordinances and regulations applicable thereto.

     (f) Permits. The Lessee, with the cooperation of the Authority, shall obtain or cause to be obtained all other necessary approvals and permits from any and all governmental agencies prior to constructing and equipping any of the Facilities.

     (g) Occupancy Permits. Upon completion of the construction and equipping of any of the Facilities, the Lessee shall furnish to the Authority copies of all required occupancy permits and authorizations from appropriate authorities, if any are required, authorizing the occupancy and use thereof for the purposes described herein.

     (h) Additions and Changes. The Lessee may, at its sole cost and expense, make such additions or changes to the Facilities as it shall desire, provided that the Lessee:

         (1) obtains all requisite governmental permits, licenses and approvals, including an airport location improvement permit issued by the City in the manner provided in Subsection 301(a) hereof; and

         (2) prosecutes the work in a workmanlike and diligent manner in compliance with the Plans and Specifications therefor, all laws and regulations and the other provisions of this Agreement.

     (i) Layout. The Lessee may change the location of a structure on the Land from the location approved in Subsection (a) hereof, subject to submission to the Authority for its review and approval of any such change in the same manner as the preliminary plans and specifications are required to be reviewed and approved hereunder. The provisions of this Subsection (i) shall not constitute an approval for purposes of Subsection (a) hereof.

     (j) Use of Construction Fund Moneys. Moneys held in the Construction Fund or, at the Lessee's option, moneys provided by the Lessee, shall be used to construct:

         (1) all necessary utility lines required for the Lessee to connect utility services for the Special Facilities to the line of existing service;

         (2) the connecting roadways to the existing roadway system up to the property line; and

         (3) all necessary utility lines required for the Lessee to connect the utility services for any portion of the Leased Premises (other than the Special Facilities) or for any Lessee Improvement.

     The Authority agrees to use its best efforts to cause the City to grant to the Lessee all necessary roadway or utility easements required for the Lessee to meet its obligations under this Subsection (j).

     Section 302. Agreement to Issue Bonds; Application of Proceeds; the Lessee Required to Pay Costs of Construction if Bond Proceeds Insufficient.

     (a) Pursuant to the terms of the Indenture, the Authority shall issue the Bonds upon the execution and delivery of this Agreement to provide funds for paying the Costs of the Land and of the Special Facilities.

     (b) The Bonds shall be issued under and in accordance with the Indenture, the form of which shall have been approved by the Lessee prior to the adoption thereof.

     (c) The proceeds of the Bonds shall be deposited directly by the Authority with the Trustee in the Funds and Accounts specified in the Indenture. Proceeds of the Bonds deposited in the Construction Fund shall be disbursed by the Trustee for the payment of Costs.

     (d) In the event that funds held in the Construction Fund available for payment of the Costs of the Land and of the Special Facilities are insufficient,
the Lessee shall:   (i) provide funds to complete the construction of the
Special Facilities; (ii) appropriately reduce the scope of the Special Facilities so that funds in the Construction Fund will be sufficient (if such reduction in scope, in the opinion of Bond Counsel, will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes); or (iii) cause the Authority to issue additional bonds ("Additional Bonds") pursuant to Article XII hereof to the extent necessary to provide sufficient funds for such purposes, provided that, in the opinion of Bond Counsel, the issuance of such Additional Bonds will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes.

     (e) The Authority does not make any warranty, either express or implied, that the Special Facilities can or will be constructed for the estimated cost therefor, or that the moneys paid into the Construction Fund and available for payment of the Costs shall be sufficient for that purpose. The Lessee agrees that if, after exhaustion of such funds, the Lessee pays any portion of the Costs for any reason whatsoever, it shall not be entitled to any reimbursement therefor from the Authority (except reimbursement from the proceeds of Additional Bonds, if any) nor shall the Lessee be entitled to any set-off or diminution of the rentals or other amounts payable under this Agreement.

     (f) The Lessee is authorized as tenant to design, construct and equip the Special Facilities pursuant to and in conformity with the Plans and Specifications.

     Section 303. As-Built Drawings. Within sixty (60) days following completion of the construction of any of the Special Facilities, any Lessee Improvement or any other improvements on the Land, the Lessee shall present to the Authority a complete set of reproducible (mylar) "record" drawings including, but not limited to, specifications and shop drawings. This information, with the exception of shop drawings, shall be submitted by the Lessee on a computer diskette using Autocadd Version 11 or any more recent version as of that date (or any successor technology). Similar record drawings shall be provided by the Lessee as additional facilities are constructed or if any material alterations are made in any of the facilities included in the Leased Premises.

     Section 304. Cost of Construction and Preliminary Completion Certificates. Within sixty (60) days of the date upon which the Special Facilities have been substantially completed and available for their intended use, the Lessee shall present to the Authority for examination and approval by the Authority a sworn statement setting forth all amounts incurred to such date of substantial completion by the Lessee with respect to such Special Facilities and the economic lives of the buildings, structures, additions, improvements, fixtures, facilities and equipment that comprise such Special Facilities.

     Section 305.  Establishment of the Completion Date, Other Completion
Certificates.   (a) The Completion Date of the Special Facilities shall be evidenced to the Authority, the City and the Trustee by a certificate signed by the Lessee to the effect: (i) that the design, construction and equipping of the Special Facilities has been completed and (ii) that the Lessee has made a reasonable investigation of such sources of information it deems necessary and is of the opinion that the Special Facilities have been fully paid for and that no claim or claims exist against the Authority, the City or the Lessee or against the properties of either out of which a lien based on furnishing labor or material for the Special Facilities might ripen. Such certificate shall be delivered within one hundred twenty (120) days of the first day on which the conditions set forth in both (i) and (ii) above have been satisfied.

     (b) Within one hundred twenty (120) days of the date on which the Special Facilities have been finally completed and all amounts due and owing with respect thereto have been paid, the Lessee shall certify to the Authority and the City the final amounts paid by the Lessee with respect thereto.

     Section 306. The Lessee to Pursue Remedies Against Contractors, Subcontractors and Suppliers and Their Sureties.

     (a) In the event of default or breach by any contractor, subcontractor, manufacturer or supplier under any contract made in connection with the design, construction and equipping of the Leased Premises, the Lessee may, in its discretion, either separately or in conjunction with the Authority, pursue the remedies of the Authority and/or the Lessee against the contractor, subcontractor, manufacturer or supplier so in default and against any surety for the performance of that contractor, subcontractor, manufacturer or supplier, or against a contractor, subcontractor, manufacturer or supplier for breach of warranty.

     (b) In the event that the Lessee shall, after thirty (30) days written notice from the Authority, fail to pursue its remedies under such contracts, the Authority may pursue such remedies and, subject to any reimbursement received by the Authority under Subsection (d) hereof, the Lessee shall permit the Authority to be reimbursed from the Construction Fund for one hundred percent (100%) of its reasonable costs with respect thereto to the extent that moneys are available in the Construction Fund.

     (c) The Lessee agrees to advise the Authority of any default by a contractor, subcontractor, manufacturer or supplier in connection with the construction of all or a portion of the Leased Premises which is material to the operations of the Leased Premises and of any legal actions or proceedings the Lessee intends to commence in connection with any such breach or default.

     (d) The Authority agrees, if requested by the Lessee, to cooperate with and assist the Lessee in any such proceeding and to join in any such proceeding, or allow such proceeding to be brought in its name if necessary.

Any amount recovered by way of damages, refunds, adjustment or otherwise in connection with the foregoing shall be disbursed in the following order:

          (i) for reimbursement of costs to the Lessee if the Lessee pursues the recovery on its own and for reimbursement of costs proportionately to the Lessee and the Authority (measured by the costs incurred by each party in pursuit of such recovery) if the Authority joins in the pursuit or pursues recovery in lieu of the Lessee;

         (ii) for the repair, restoration or completion of the Leased Premises or the relevant portion thereof; and

        (iii) the balance to the Lessee.



     Section 307.  Construction of Additional Facilities.
                   --------------------------------------

     (a) The Lessee has the right at its own expense to construct additional buildings or facilities on the Land or to improve, expand or better the Special Facilities all in compliance with the provisions of this Agreement. In such event, the use thereof shall be enjoyed by the Lessee during the term hereof without additional rental therefor. Such buildings, facilities, improvements, additions and betterments shall be Lessee Improvements and shall be the property of the Lessee during the term of this Agreement, except as provided in Sections 201 and 308 hereof. Notwithstanding the provisions of paragraph (ii) of Subsection 602(a) hereof, the Lessee shall have within its sole discretion and subject to Sections 301 and 303 hereof, the right to remove, replace or renovate any Lessee Improvement, provided, however, that during the final year of the term hereof the Lessee shall not remove any Lessee Improvement or otherwise alter such Lessee Improvement so as to materially decrease the value thereof without first obtaining the written consent of the Authority. The foregoing notwithstanding, any such buildings, facilities, improvements, additions and betterments shall be constructed in a manner consistent with the development standards imposed by the City in connection with the development of the Airport.

     (b) The Lessee shall have the right to locate on the Leased Premises or install in the Special Facilities or the Lessee Improvements any Excluded Personal Property, which Excluded Personal Property shall not become part of the Special Facilities or the Leased Premises.

     Section 308. Ownership of Improvements. All Excluded Personal Property and Lessee Improvements shall be the property of the Lessee during the term of this Agreement. Notwithstanding the foregoing, the Lessee shall have the right at all times during the term of this Agreement to convey to the

Authority, and the Authority shall take, title to all or a portion of the Lessee Improvements and any additional land contiguous to the Land acquired by the Lessee to accommodate such Lessee Improvements, subject to the Authority's approval upon performance by the Authority of appropriate due diligence and investigation. No such conveyance shall be effective unless, in the opinion of Bond Counsel, such conveyance will not adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds. Upon such conveyance, the buildings, structures, improvements, fixtures and facilities so conveyed shall cease to be Lessee Improvements and from such point forward shall constitute a portion of the Leased Premises. Upon the termination of this
Agreement: (i) the Excluded Personal Property shall remain the property of the Lessee, and (ii) the Lessee Improvements then remaining shall become the property of the Authority.

     Section 309. Form of Construction Contracts. All contracts for construction of buildings or facilities on the Land shall be in a form mutually agreed to in writing by the Authority and Lessee and shall contain provisions requiring the contractor to provide payment and performance bonds and insurance which are acceptable to the Authority and Lessee, and Lessee agrees, in connection with all such contracts, to comply with the MBE/WBE Ordinance.


                                   ARTICLE IV
                                   ----------

                                      TERM
                                      ----

     Section 401. Term. (a) The term of this Agreement shall commence on the date of the execution hereof and shall terminate on April 1, 2021, or such earlier date determined pursuant to the provisions of Subsection (b) hereof. Notwithstanding the stated commencement date of this Agreement, the lease for the Special Facilities shall commence on the weighted average date that the Special Facilities have been placed in service (within the meaning of Section 147(b)(3) of the Code); provided, however, that neither the termination date of this Agreement nor the commencement date of the lease for the Special Facilities shall adversely impact upon, or affect in any way, the payment obligations of the Lessee under Section 502 hereof.

     (b) Not more than ninety (90) days after the Special Facilities are placed in service (within the meaning of Section 147(b)(3) of the Code), the Lessee shall deliver to the Authority and the City an opinion of Bond Counsel to the effect that: (i) a termination date for this Agreement of April 1, 2021 will not adversely affect the exclusion from gross income of the interest on the Bonds; or (ii) a termination date earlier than April 1, 2021 will be required in order to maintain the exclusion from gross income of the interest on the

Bonds (which opinion shall state the latest permissible termination date, which date shall be deemed to be the date of termination of this Agreement).

     Section 402.  Rights at Expiration.
                   ---------------------

     (a) In the event the Lessee shall continue to occupy the Leased Premises beyond the Agreement term without the Authority's written renewal thereof, such holding over shall not constitute a renewal or extension of this Agreement, but shall create a tenancy from month to month which may be terminated at any time by the Authority or the Lessee by giving thirty (30) days written notice to the other party.

     (b) The Lessee further agrees that upon the expiration of the term of this Agreement or sooner cancellation thereof, the Leased Premises will be delivered to the Authority in good condition, reasonable wear and tear, matters covered by insurance and damages from condemnation excepted.

     (c) The Lessee further agrees that upon the expiration of the term of this Agreement or sooner cancellation thereof, the Lessee shall execute such instruments as are necessary to convey title to the Lessee Improvements to the Authority, and such Lessee Improvements and the Leased Premises shall be delivered to the Authority free and clear of all liens not consented to by the Authority.

     Section 403. Expiration. This Agreement shall expire and terminate at the end of the term specified in Section 401 hereof, and the Lessee shall have no further right or interest in the Leased Premises except as provided in Section 1405.


                                   ARTICLE V
                                   ---------

                                RENTALS AND FEES
                                ----------------

     Section 501. Ground Rent. (a) The Lessee shall pay ground rentals for the Land in the amount of one dollar ($1.00) per calendar year.

     (b) If at any time during the term hereof the Land is substituted with other land due to a condemnation, such substituted land shall become a part of the Land.

     Section 502. Special Facilities Rentals. So long as any Bond is Outstanding, the Lessee shall pay to the Authority, by depositing with the Trustee, a rental (the "Special Facilities Rentals") payable without demand, either: (i) in same day funds pursuant to an automated clearinghouse transfer, one (1) Business Day prior to the date on which principal of, or premium, if any, and interest is due on the Bonds, or (ii) in same day funds prior to 10:00 a.m., Chicago, Illinois time, on the date on which principal of, or premium, if any, and interest is due on the Bonds, in either case in an amount equal to such principal of, interest or premium payments due on the Bonds whether at maturity, upon redemption, by acceleration or otherwise; provided that in the case of each payment the amount thereof shall be reduced by an amount equal to any amount then held by the Trustee in the Debt Service Fund which is available for such payment.

     The Lessee hereby acknowledges that the Special Facilities Rentals are the sole source of moneys to be used by the Authority to make payments of the principal of, interest or premium, if any, due on the Bonds.

     Section 503. Facilities Rental after Bonds are No Longer Outstanding. (a) In the event that there shall cease to be any Bonds Outstanding prior to April 1, 2021 or such other date that the term of this Agreement is scheduled to expire pursuant to Section 401, the Lessee shall continue to occupy the Leased Premises under the terms of this Agreement until the scheduled termination date; and the amounts paid to prepay or redeem or otherwise retire the Bonds shall be considered a prepayment of all Special Facilities Rentals and other rentals, other than ground rentals under Section 501(a), that would have been due for the remainder of the term of this Agreement. The Lessee shall continue to pay the ground rentals as they become due under Section 501(a). In the event the Lessee shall occupy the Leased Premises beyond the Agreement term in accordance with
Section 402 hereof, and the Bonds are no longer Outstanding during such occupancy, the Lessee shall pay to the Authority a rental without demand, in an amount equal to (i) the fair market rental value of all buildings, fixtures or other improvements then located upon the Land which were constructed using funds made available to the Lessee by the Authority in accordance with the terms of this Agreement, the Equipment and any Lessee Improvements determined in the manner hereinafter described (the "Fair Market Rental Value") plus (ii) one dollar ($1.00), which shall be the agreed rental for all buildings and improvements included in the Leased Premises but which are not covered by clause
(i) above.

     (b) The Lessee and the Authority shall attempt to agree in writing on the Fair Market Rental Value, but if they do not do so within 30 days after the date of expiration of the Agreement term and there are no longer any Bonds Outstanding ("Appraisal Date"), the Lessee and the Authority shall appoint an Independent Appraiser (as hereinafter defined) within 10 days after the end of such 30-day period. If any party fails to appoint an Independent Appraiser as provided above, the Independent Appraiser timely appointed by the other party shall make his determination of the Fair Market Rental Value.

     (c) If only one Independent Appraiser is timely appointed as provided above, that Independent Appraiser shall determine the Fair Market Value Rental within 60 days after the Appraisal Date.

     (d) If two Independent Appraisers are timely appointed as provided above, and if they fail to agree on the Fair Market Rental Value within 60 days after the Appraisal Date:

         (1) if the difference between the appraisals is three percent (3%) or less of the amount of the higher appraisal, the Fair Market Rental Value shall be the average of the two appraisals; or

         (2) if the difference between the appraisals is greater than three percent (3%) of the amount of the higher appraisal, the two Independent Appraisers shall appoint a third Independent Appraiser, who shall make his determination of Fair Market Rental Value within 120 days after the Appraisal Date, and the Fair Market Rental Value shall be (i) the appraisal that is neither the highest nor the lowest of the three appraisals, or (ii) if two of the Appraisals are the same, the amount of such identical appraisals.

     (e) The Fair Market Rental Value determined in accordance with the provisions of this provision shall be deemed to be the Fair Market Rental Value as of the date of the Appraisal Date, and the Lessee shall pay all past due rental and continue to pay the Fair Market Rental in advance for the duration of the occupancy occurring under Section 402.

     (f) The Independent Appraisers shall give written notice to the Lessee and the Authority concurrently upon the determination of the Fair Market Rental Value.

     (g) Each party shall bear the costs and expenses of the Independent Appraiser appointed by that party. In the event a third Independent Appraiser is appointed, the costs and expenses of such appraiser shall be borne equally by the Lessee and the Authority.

     (h) For purposes of this Section 503, the term "Independent Appraiser" shall mean a person or firm with at least 10 years experience in appraising the rental value of properties similar to the Leased Premises, who is a member of the American Institute of Real Estate appraisers (MAI), which individual or firm shall not be a member, director, officer or employee of the Lessee or the Authority and, in the case of a firm, shall not have a partner, member, director, officer or employee who is a member, director, officer or employee of the Lessee or the Authority.

     Section 504. Field Use Charges. The Lessee is not granted hereunder the right to use any aircraft parking apron or taxiway not on the Land for the use of itself or its tenants, but nothing herein shall abrogate any rights the Lessee may have for such use pursuant to other agreements with the City or the Manager, acting on behalf of the City. Any use of aircraft operational areas outside of the Land by the Lessee or the Lessee's tenants or agents shall be by separate agreement and payment of appropriate fees. Nothing in this Section, however, shall prohibit the Lessee or its tenants from the joint use with others at the Airport of interior and exterior roadways serving the Land in accordance with Airport rules, regulations and/or restrictions, including, without limitation, the Management Agreement.

     Section 505.  Time and Place of Payments.
                   ---------------------------
     (a) Any ground rentals due under Section 501 hereof shall be payable in advance on or before the first Business Day of each calendar year, and any rentals due under Section 503 hereof shall be payable in equal monthly installments in advance on or before the first Business Day of each calendar month of the term at the office of the City Manager of the City at the address set forth in Section 1811 hereof.

     (b) The Special Facilities Rentals payable pursuant to Section 502 hereof shall be payable to the Authority at the Designated Trust Office of the Trustee for deposit in the Debt Service Fund.

     Section 506.  Delinquent Rentals.  In the event rentals due pursuant to
Section 503 hereof shall not be paid by the Lessee on the due date thereof, the Lessee shall pay as additional rental, an interest charge at an interest rate of 15% per annum, from time to time, on the amount due for each full calendar month of delinquency computed as simple interest. No interest shall be charged upon that portion of any such rental which, in good faith, is not paid because it is in dispute. No interest shall be charged until payment is thirty (30) days overdue, but such interest when assessed thereafter, shall be computed from the due date.

     Section 507. Assignment of Rights. As security for the payment of the Bonds, the Authority agrees and, pursuant to the terms of the Indenture, does assign its right, title and interest in and to the Special Facilities Rentals to the Trustee as part of the Trust Estate. The Lessee hereby assents to the assignment of such rights hereunder. The Trustee shall not be responsible for those rights and obligations of the Authority not assigned by the Authority to the Trustee as part of the Trust Estate.

     Section 508. Obligations of the Lessee Hereunder Unconditional. The obligation of the Lessee to make the payments required under Section 502 hereof and to pay the premiums or charges necessary to maintain or cause to be maintained the insurance required by Article IX shall be absolute and unconditional and shall not be subject to any defense (other than payment) or any right of set-off, counterclaim, abatement or otherwise. The Lessee shall not suspend, postpone, discontinue or permit the suspension, postponement or discontinuance of any such payments referred to in Section 502. Each payment referred to in Section 502 made by the Lessee pursuant to this Agreement shall be final and the Lessee shall not seek to recover all or any part of such payment from the Trustee or any holder of the Bonds for any reason whatsoever. Nothing contained in this Section 508 shall be construed to relieve the Authority or the Trustee from the performance of any of the agreements on their part contained herein or in the Indenture or to constitute a waiver by the Lessee of its rights to enforce the performance thereof or to recover from the Authority damages for the Authority's failure to perform its covenants hereunder.

     Section 509. Prepayment of Rentals. Any prepayment of ground rentals due pursuant to Section 501 or rentals due pursuant to Section 503 hereof shall be applied to the next ensuing payments in order of their due dates.

     Section 510. Payments to Authority. The Lessee hereby agrees to pay or cause to be paid directly to the Authority annually while any of the Bonds is outstanding, upon receiving a bill or statement therefor, which shall be submitted by the Authority promptly after the close of its fiscal year, an amount sufficient to pay and reimburse the Authority for any of its actual costs reasonably and necessarily incurred in connection with the Bonds, this Agreement or the Leased Premises during the previous fiscal year.


                                   ARTICLE VI
                                   ----------

                           OBLIGATIONS OF THE LESSEE
                           -------------------------

     Section 601. Net Lease. It shall be the sole responsibility of the Lessee to maintain, repair and operate the entirety of the Facilities at the Lessee's sole cost and expense. Neither the Authority nor the Manager shall bear any responsibility to maintain, repair and operate all or any part of the Facilities.

     Section 602.  Maintenance and Operation.

     (a) The Lessee shall at its own expense: (i) keep the Facilities in as reasonably safe, neat and attractive condition, as its operation shall permit and in good repair; (ii) keep the Leased Premises in good operating condition, making from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereof, ordinary wear and tear, matters covered by insurance and damages from condemnation excepted (subject to the rights of the Lessee set forth in Subsection 307(a) hereof with respect to any Lessee Improvement); and (iii) shall repaint the Facilities as necessary.

    (b) The Lessee shall be responsible for and perform all maintenance of the Facilities, including, but not limited to, maintenance of all equipment and facilities for the storage and control of Hazardous Substances, including, but not by way of limitation, any detention ponds constructed or developed on the Leased Premises.

    (c) The Lessee shall consider in good faith any recommendation of the City or the Manager, acting on behalf of the City, as to necessary maintenance to or repairs of the Leased Premises.

    (d) No waste shall be committed to the Leased Premises.

    Section 603. Utilities. The Lessee shall assume and pay for any costs or charges for utilities services furnished to the Lessee during the term hereof. The Lessee shall have the right to connect to any and all storm and sanitary sewers and water and utility outlets at its own cost and expense; and the Lessee shall pay for any and all service charges incurred therefor.

    Section 604. Signs. The Lessee shall not erect, maintain, or display upon the outside of any of the Facilities any billboards or advertising signs; provided, however, that the Lessee may maintain on the outside of said buildings its own name and services on signs, the size, location and design of which shall be subject to prior written approval by the Manager.

    Section 605.  Hazardous Materials.

    (a) For purposes of this Agreement, the following terms shall have the following meanings: (1) "Hazardous Materials" shall mean (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers, or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (ii) any chemicals or substances now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material, or substance, exposure to which is now or hereafter prohibited, limited, or regulated by any applicable Environmental Law or governmental authority; (2) "Environmental Law" means any applicable federal, state, or local statute, law, rule, regulation, ordinance, code, policy, or rule of common law now or hereafter in effect and in each case as amended and any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S) 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3808 et seq.; the Texas Solid Waste Disposal Act, Tex. Health & Safety Code Ann. Ch. 361 (Vernon 1990); the Texas Clean Air Act, Tex. Health & Safety Code Ann. Ch. 382 (Vernon 1990); the Texas Water Code, Tex. Water Code Ann. (Vernon 1988 and Supp.
1990); and the Texas Hazardous Substances Spill Prevention and Control Act, Tex. Water Code Ann. (Vernon 1988 and Supp. 1990); and (3) "Release" or "Released" means disposed, discharged, injected, spilled, leaked, leached, migrated, dumped, emitted, escaped, emptied, seeped, or placed, in, on, or under any land, water, or air, or otherwise entered into the environment, and as otherwise more broadly defined in applicable Environmental Law.

     (b) The Lessee covenants and agrees with the Authority, which covenants and agreements shall be effective as of the Closing Date and shall continue during the term of this Agreement, as follows: (1) the construction and installation of all improvements and the use and operation of the Facilities shall at all times be in full compliance with applicable Environmental Law; (2) the Lessee is the owner of, and has in its possession, all environmental permits, licenses, and approvals that are necessary or required by applicable Environmental Law to conduct its business and operations as then being conducted, and the Lessee is in full compliance with such environmental permits, licenses, and approvals; (3) neither the Lessee nor any person claiming by, through, or under the Lessee shall bring onto, use, store, generate, treat, process, dispose of, recycle, incinerate or transport any Hazardous Materials in, on, or under the Facilities except in compliance with applicable Environmental Law; (4) the Lessee shall regularly inspect the Facilities to monitor and assure that the Facilities are at all times in full compliance with applicable Environmental Law; (5) the Lessee shall protect the Facilities against intentional or negligent acts or omissions of third parties which might result, directly or indirectly, in the Release of Hazardous Materials on the Facilities in violation of applicable Environmental Law; and (6) if any Hazardous Materials are released in, on, or under the Facilities during the term of this Agreement:

         (i) the Lessee shall immediately notify applicable governmental agencies having competent jurisdiction of the occurrence of the Release of Hazardous Materials in accordance with the requirements of applicable Environmental Law;

         (ii) the Lessee shall immediately notify the Manager, acting on behalf of the City, and the City of the occurrence of the Release of the Hazardous Materials and shall immediately furnish or make available to the Manager such information, documents, and other communications as the Manager or the City shall reasonably request;

         (iii) the Lessee shall promptly and timely commence or cause to be commenced appropriate actions required by applicable Environmental Law to clean up the Hazardous Materials that have been Released on the Facilities (collectively referred to as "Response Action") and shall conduct and perform all appropriate Response Action in accordance with applicable Environmental Law; and

         (iv) the Lessee shall contract for or perform all Response Action in the Lessee's own name or cause the violator to do so in the violator's name.

     (c) As between the Authority, the City (as the owner of the Airport) and the Lessee, the Lessee hereby covenants and agrees that it shall be responsible for, and waives, releases, and forever discharges the Authority and the City from, and agrees to indemnify, defend, and hold the Authority and the City harmless from and against, all expenses, costs (including reasonable attorneys' fees and court costs), losses, damages, penalties, fines, and other expenditures of any nature arising from or in connection with any claims, demands, liens, investigations, notices of violation, governmental directives, causes of action, or any other administrative or legal proceedings of any nature which result from, relate to, or arise out of (1) the breach of any covenant or agreement of the Lessee in this Section 605; (2) the presence or alleged presence of Hazardous Materials in, on, or under the Facilities; or (3) the violation of any applicable Environmental Law with respect to the Facilities. This release and indemnity specifically includes (a) all costs of "removal" and/or "remedial action" and all other costs of "response" as those terms are defined and used in applicable Environmental Law, and (b) all other costs and expenses of any nature incurred by, assessed against, imposed upon, or charged to the Authority and the City relating to compliance with or enforcement of applicable Environmental Law. If the Authority and the City incur costs or expenses described in this indemnity, the Lessee shall reimburse the Authority and the City for those reasonable costs or expenses within ten (10) days of the date of receipt by the Lessee of notice from the Authority and the City, including copies of invoices or other verification, that the costs or expenses have been incurred.

The foregoing release and indemnity shall survive the expiration or termination of this Agreement.

     (d) If (i) there exists any uncorrected violation by the Lessee of an Environmental Law or any condition, caused directly or indirectly by the Lessee, which requires a cleanup, removal or other remedial action by the Lessee under any Environmental Law, and such cleanup, removal or other remedial action is not initiated within the time period required by Environmental Law or (ii) that if the City reasonably determines that (A) such uncorrected violation or condition poses an imminent threat to the safety or well being of any other users of the Airport, the citizens of the City or other persons or (B) the Land is likely to be further damaged or contaminated or other land on or in the vicinity of the Airport is likely to be damaged or contaminated by virtue of the continued failure to correct such violation or condition; and such cleanup, removal or other remedial action is not initiated within ninety (90) days from the date of written notice from the City (or the Manager acting on behalf of the City) to the Lessee, and diligently pursued to completion, the same shall, at the election of the Authority, constitute an Event of Default as described in
Section 1401(e)(ii) hereof; and provided, further, that the Authority will not consider any failure to initiate such cleanup, removal or other remedial action within the aforesaid ninety (90) day period an Event of Default if such cleanup, removal or other remedial action is of such a nature that it cannot readily be initiated within the ninety (90) days and so long as the Lessee commences in good faith to cure such uncorrected violation or condition and diligently pursues the cure continuously thereafter.

     Section 606. Nondiscrimination. (a) The Lessee, for itself, its personal representatives, successors in interest, and assigns, as part of the consideration hereof, does hereby covenant and agree that it will comply with pertinent statutes, Executive Orders and such rules that are promulgated to assure that (1) no person on the grounds of race, color, creed, sex, age or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of the Facilities; (2) in the construction of any improvements on, over, or under such land and the furnishing of services thereof no person on the grounds of race, color, creed, sex, age or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination; (3) the Lessee shall use the Facilities in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in federally-assisted programs of the Department of Transportation, Effectuation of title VI of the Civil Rights Act of 1964, and as said Regulations may be amended, to the extent that said requirements are applicable, as a matter of law, to the Lessee.

     (b) With respect to the Facilities, the Lessee agrees to furnish services on a fair, equal and not unjustly discriminatory basis to all users thereof, and to charge fair, reasonable and not unjustly discriminatory prices for each unit or service; provided, that the Lessee may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

     (c) The Lessee assures that it will comply with pertinent statutes, Executive Orders and such rules as are promulgated to assure, that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap be excluded from participating in any activity conducted with or benefiting from federal assistance. This Subsection (c) obligates the Lessee or its transferee for the period during which federal assistance is extended to the airport program, except where federal assistance is to provide, or is in the form of personal property or real property or interest therein or structures or improvements thereon. In these cases, this Subsection (c) obligates the Lessee or any transferee for the longer of the following periods: (a) the period during which the property is used by the Authority, the City, the Lessee or any transferee for a purpose for which federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or (b) the period during which the Authority, the City, the Lessee or any transferee retains ownership or possession of the Leased Premises.

     Section 607. Affirmative Action. With respect to the Facilities, the Lessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall, on the grounds of race, creed, color, national origin or sex, be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E; that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by that Subpart; and that it will require that its covered suborganizations provide assurance to the Lessee that they similarly will undertake affirmative action programs, and that they will require assurances from their suborganizations, as required by 14 CFR
Part 152, Subpart E, to the same effect, to the extent that said requirements are applicable, as a matter of law, to the Lessee. Furthermore, with respect to the Facilities, the Lessee assures that it shall use its best efforts to comply with the City's disadvantaged business enterprise contracting and subcontracting goals, as established in the M/WBE Ordinance.

     Section 608. Right to Use Airport. The granting of this Agreement and its acceptance by the Lessee is conditioned upon the right to use the Airport in common with others authorized to do so, provided, however, that the Lessee shall observe and comply with any and all requirements of the constituted public authorities and with all federal, State or local statutes, ordinances, regimens and standards applicable to the Lessee for its use of the Facilities, including but not limited to, rules and regulations promulgated from time to time by the City for the administration of the Airport.

     Section 609.  [Intentionally Omitted].
                   ------------------------

     Section 610.  Mechanic's Liens.
                   -----------------

     (a) The Lessee herein agrees that if any mechanic's lien is filed upon any portion of the Facilities, the Lessee shall protect and save harmless the Authority and the City against any loss, liability or expense whatsoever by reason thereof and shall proceed with or defend, at its own expense, such action or proceedings as may be necessary to remove such lien from the records to the extent that the Leased Premises or any portion thereof is affected. Upon receipt of notice thereof by the Authority or the City, the Authority or the City shall promptly give the Lessee written notice of the existence of any such mechanic's lien on the Facilities, but the failure of the Authority or the City to give such notice shall not affect the responsibilities of the Lessee as set forth in this Section 610.

     (b) The Lessee may, however, in good faith and with due diligence, contest any mechanic's lien or other lien filed or established against all or any portion of the Facilities, and in such event may permit such lien or charge to remain undischarged and unsatisfied during the period of such contest and appeal therefrom, if (i) the Lessee shall effectively prevent or stay the execution, foreclosure or enforcement of such lien or charge, or (ii) such contest or appeal shall prevent or stay the execution or enforcement or foreclosure of such lien or charge. If such lien or charge is so stayed and such stay thereafter expires or the Authority or the City gives the Lessee written notice of the fact that by nonpayment of any such items the Leased Premises or any portion thereof will be subject to loss or forfeiture, then the Lessee shall forthwith pay and cause to be satisfied and discharged such lien or charge or secure such payment by posting a bond, in form satisfactory to the Authority and the City. The Authority and the City shall cooperate fully with the Lessee in any such contest.

     (c) If the Lessee shall fail to contest, discharge or pay any such lien as required by Subsections (a) and (b) hereof, the Authority or the City may, after having given the Lessee at least sixty (60) days' written notice of such failure, contest, discharge or pay any such lien which the Authority or the City may reasonably determine to be necessary in order to protect its interest in the Leased Premises. In such event, the Lessee agrees to reimburse the Authority and the City for any and all reasonable expenses and costs incurred by the City in respect thereto.

     Section 611. The Lessee to Maintain its Corporate Existence; Conditions
Under Which Exceptions Permitted.   Except as hereinafter
provided, the Lessee agrees that during the term of this Agreement it will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another Person unless the surviving or transferee Person, as applicable, is, and after such transfer shall be, a solvent Person qualified to do business in the State and, concurrently with such transaction, irrevocably and unconditionally assumes in writing, by means of an instrument which is delivered to the Authority, the City and the Trustee, all of the obligations of the Lessee herein.

     Section 612.  Equipment.
                   ----------

     (a) The Lessee shall acquire (either from its own funds or from moneys in the Construction Fund) the necessary equipment, fixtures, permanent inventory and other tangible personal property for use at the Special Facilities in order to operate the Special Facilities as contemplated by this Agreement. The Lessee shall continue to maintain in good working order and repair and keep fully insured each piece of Equipment, including, but not limited to, the furnishing of all parts, mechanisms and devices required to keep the Equipment in good mechanical and working order and repair, unless the same becomes irreparable, worn out, obsolete or is no longer needed by the Lessee to conduct its operations at the Special Facilities. The Lessee shall replace or substitute any Equipment necessary to maintain the operating utility or productive capacity of the Special Facilities (unless the same is not needed by the Lessee in the conduct of its operations) with replacement equipment of equal functional value and utility to the item replaced and such replacement equipment shall become a part of the Equipment when installed by the Lessee.

     (b) The Lessee shall undertake diligent efforts to properly identify the Equipment by appropriate tags or other means of identification. The Lessee shall, (i) on or before the date the Special Facilities have been substantially completed and available for their intended use, (ii) on each date of the purchase or sale of the Equipment, and (iii) at the expiration of the term or earlier termination of this Agreement, certify to the Authority a true and correct current itemized list of the Equipment indicating with particularity (A) whether the Equipment was acquired with moneys in the Construction Fund or from the funds of the Lessee and (B) any changes from the previous certification.

     Section 613. Security Plan. The Lessee shall have entrances and gates to the Air Operations Area (as defined in applicable regulations of the FAA), and an "Airport Security Plan" as required by the City in accordance with FAA regulations, Title 14 CFR Part 139.

     Section 614. Tax Exemption. (a) The Authority (to the extent that such matters are within its control) and the Lessee covenant to refrain from any action which would adversely affect, and to take such action (including the provision and enforcement by the Lessee in any document of sublease or assignment of the Lessee's leasehold interest in the Special Facilities of appropriate covenants of the sublessee or assignee thereunder) as is necessary to assure, the treatment of the Bonds as obligations described in section 103(a) of the Code, the interest on which is not includable in the "gross income" of the owner thereof for purposes of federal income taxation (other than the gross income of a "substantial user" of the Special Facilities or a "related person" to such a "substantial user", within the meaning of the Code). In particular, but not by way of limitation thereof, the Authority (to the extent that such matters are within its control) and the Lessee covenant as follows:

          (i) to take such action which may be reasonably available to the Authority or the Lessee to assure that the bonds are "exempt facility bonds", as defined in section 142(a) of the Code, at least 95 percent of the proceeds of which are used to provide airport facilities (within the meaning of section 142(a) of the Code);

          (ii) to ensure that at all times during the term of the Bonds that the property provided with the proceeds thereof be treated as governmentally owned within the meaning of section 142(b) of the Code;

          (iii) to refrain from taking any action that would result in the Bonds being "federally guaranteed" within the meaning of section 149(b) of the Code;

          (iv) to refrain from using any portion of the proceeds of the Bonds, directly or indirectly, to acquire or to replace funds which were used, directly or indirectly, to acquire investment property (as defined in section 148(b)(2) of the Code) which produces a materially higher yield over the term of the Bonds, other than investment property acquired with --

              (1) proceeds of the Bonds invested for a reasonable temporary period (not to exceed three years) or, until such proceeds are needed for the purpose for which the Bonds are issued, and

              (2) proceeds of amounts invested in a bona fide debt service fund, within the meaning of section 1.148-1(b) of the Regulations

          (v) to otherwise restrict the investment of the proceeds of the Bonds or amounts treated as proceeds of the Bonds, as may be necessary, to satisfy the requirements of section 148 of the Code (relating to arbitrage);

          (vi) to use no more than two percent of the proceeds of the Bonds for the payment of costs of issuance (including underwriters' discount) of the Bonds;

          (vii) to use no portion of the proceeds of the Bonds to provide any airplane, sky-box or other private luxury box, facility primarily used for gambling or store the principal business of which is the sale of alcoholic beverages for consumption off-premises;

          (viii) to comply with the limitations imposed by section 147(c) of the Code (relating to the limitation of the use of proceeds to acquire land) and section 147(d) of the Code (relating to restrictions on the use of bonds proceeds to acquire existing buildings, structures or other property).

It is the understanding of the Authority and the Lessee that the covenants contained herein are intended to assure compliance with the provisions of the Code, and any regulations or rulings promulgated by the U.S. Department of the Treasury pursuant thereto, pertaining to obligations described in section 103(a) of the Code. In the event that regulations or rulings applicable to the Bonds are hereafter promulgated which modify or expand such provisions of the Code, the Authority and the Lessee will not be required to comply with any covenant contained herein to the extent that, in the opinion of Bond Counsel, such failure to comply will not adversely affect the excludability pursuant to section 103(a) of the Code of interest on the Bonds from the gross income of the owners thereof for federal income tax purposes. In the event that regulations or rulings are hereafter promulgated which impose additional requirements, pertaining to obligations described in section 103(a) of the Code, which are applicable to the Bonds, the Authority and the Lessee agree to comply with the additional requirements to the extent necessary, in the opinion of Bond Counsel, to preserve the excludability pursuant to section 103(a) of the Code of interest on the Bonds from the gross income of the owners thereof for federal income tax purposes.

     (b) The Lessee shall maintain or cause the Trustee to maintain for at least six years following final payment of interest and principal on the Bonds accurate investment records for the purpose of determining the amount of arbitrage rebate that shall be owed with respect to the Bonds to the United States in order to comply with the requirements of Section 148 of the Code with respect to the Bonds. The Lessee shall compute and cause to be paid, in the manner and time provided in the Tax Representation Certificate, the arbitrage rebate that is required to be paid to the United States pursuant to Section 148 of the Code in order to preserve the tax status of the interest on the Bonds. In any event, if the amount of cash held in the Special Rebate Fund immediately prior to the date on which any payment must be made by the Trustee pursuant to Article III(F)(2) of the Indenture shall be insufficient to permit the Trustee to make such payment to the United States, the Lessee forthwith shall pay the amount of such insufficiency to the Trustee in immediately available funds. The obligations of the Lessee under this Section are direct obligations of the Lessee, acting under the authorization of, and on behalf of, the Authority, and neither the City nor the Authority shall have any further obligation or duty with respect to the Special Rebate Fund.

     Section 615.  The Lessee's Covenant Concerning the Bonds.
                   -------------------------------------------

     (a) Trustee's Fees and Expenses. The Lessee shall pay the ordinary fees and expenses of the Trustee for serving as the Trustee under the Indenture and the Guaranty and shall also pay to the Trustee all extraordinary fees and expenses incurred by the Trustee in enforcing the provisions of this Agreement, the Indenture or the Guaranty or otherwise serving in the capacity as the Trustee under the Indenture and the Guaranty.

     (b) Investment of Funds Under the Indenture. Any moneys held in the Funds or Accounts established under the Indenture shall be invested or reinvested by the Trustee in Qualified Investments in accordance with the provisions of the Indenture.

     (c) Advances by the Authority and Trustee. In the event the Lessee shall fail to comply with any covenant or agreement set forth in this Agreement, the Authority, the City or the Trustee may (but shall be under no obligation to) comply with said covenants and agreements. All amounts advanced by the Authority, the City or the Trustee to comply with such agreements and covenants shall be paid by the Lessee to the one making the advancements, together with interest thereon at the Trustee's prime rate of interest.

     Section 616.  The Lessee's Obligations Concerning SEC Rule 15c2-12.
                   -------------------------------------------------------

     (a) Pursuant to Rule 15c2-12(b)(5) under the Exchange Act, the Lessee hereby agrees and undertakes, for the benefit of the holders and beneficial owners of the Bonds, to

          (1) file, within ninety (90) days after the end of the Lessee's 1996 fiscal year and each fiscal year thereafter, with the Commission annual financial information concerning the Lessee for the prior fiscal year including (i) the Lessee's audited financial statements, prepared in accordance with generally accepted accounting principles in effect from time to time, (ii) the Lessee's periodic reports filed with the Commission under the Exchange Act, and (iii) summary financial information and operating data of the type disclosed in Appendix A to the official statement prepared in connection with the sale of the Bonds;

          (2) send, within ninety (90) days after the end of the Lessee's 1996 fiscal year and each fiscal year thereafter, notice to each NRMSIR and the SID that the Lessee's annual financial information filed with the Commission in accordance with the Exchange Act constitutes the Lessee's annual financial information for the prior fiscal year for purposes of this Section 616; and

          (3) provide timely notice to each NRMSIR, the MSRB and the SID of (i) the occurrence of any of the events enumerated in Rule 15c2-12(b)(5)(i)(C), as amended from time to time, with respect to the Bonds if material, and (ii) any failure of the Lessee to provide required annual financial information.

     (b) No holder or beneficial owner of a Bond may institute any suit, action or proceeding at law or in equity for the enforcement of any covenant herein or for any remedy for breach thereof, unless such holder or beneficial owner shall have given the Lessee evidence of ownership and written notice of and request to cure such breach, and the Lessee shall have failed to comply within reasonable time. No remedy shall be sought or granted other than specific performance of the covenant at issue. Failure to comply with any covenant contained in this
Section 616 shall not be an Event of Default under this Agreement.

     (c) This Section 616 may only be amended in accordance with the Rule and interpretations thereunder. If this Section 616 is amended, the annual financial information containing the amended summary financial information or operating data will explain, in narrative form, the reasons for the amendment and the impact of the change in the type of summary financial information or operating data being provided.

     (d) The obligation of the Lessee under this Section 616 shall be automatically terminated upon the legal defeasance, prior redemption or payment in full of all of the Bonds or at the time nationally recognized counsel determines that the Lessee is no longer an "obligated person" under the Rule. If such termination occurs prior to the maturity of the Bonds, the Lessee shall give notice in a timely manner to each NRMSIR, the MSRB and the SID.

     (e) This Section 616 shall inure solely to the benefit of the holders and the beneficial owners of the Bonds and shall create no rights in any other person or entity.


                                  ARTICLE VII
                                  -----------

                          OBLIGATIONS OF THE AUTHORITY
                          ----------------------------

     Section 701. Operation as a Public Airport. The Authority covenants and agrees that at all times it will use its best efforts to cause the City to operate and maintain the Airport as a public airport consistent with and pursuant to the sponsor's assurances given by the City to the United States Government under the Federal Airport and Airways Act.

     Section 702. Ingress and Egress. The Lessee shall have the right of ingress to and egress from the Facilities for the Lessee, its officers, employees, agents, servants, customers, vendors, suppliers, patrons, and invitees over the roadway provided by the City serving the Facilities. The City's roadway shall be used jointly with other tenants on the Airport, and the Lessee shall not interfere with the rights and privileges of other persons or firms using said roadway and shall be subject to such weight and use restrictions promulgated in the City's rules and regulations.

     Section 703. Quiet Enjoyment of Leased Premises. By keeping and performing the covenants and agreement herein contained to be performed by it, the Lessee shall at all times throughout the term of this Agreement, have the right, subject to the provisions of this Agreement, to peaceably and quietly possess and enjoy the Leased Premises without suit, trouble or hindrance. The Authority shall defend the Lessee's right to such peaceable and quiet possession at the Authority's expense.

     Section 704. Maintenance and Operations. The Authority will be responsible, either itself or acting through the Manager, for snow removal from the runways, taxiways and public use areas of the Airport, but not from the
Leased Premises.   The Lessee acknowledges that the City, or the Manager acting on behalf of the City, bears the responsibility for snow removal at the Airport.

     Section 705. No Federal Funds to be Spent on Leased Premises. The parties hereto acknowledge and agree that the City has not spent federal funds on, developing, expanding or maintaining the Leased Premises. In the resolution adopted by the City approving the issuance of the Bonds by the Authority, as required by the Development Corporation Act, the City will agree not to spend federal funds during the term of this Agreement on developing, expanding or maintaining the Leased Premises.

     Section 706. Expansion of Airport Boundaries to Include Contiguous Land. In the event the Lessee exercises its right under Section 308 hereof to convey additional land contiguous to the Land acquired by the Lessee to accommodate Lessee Improvements, the Authority agrees to request the City to consider in good faith any request by the Lessee that the City seek approval from FAA of an expansion of the Airport boundaries to include such additional land. The foregoing notwithstanding, no assurances can be made that any such request will receive approval from the FAA.


                                  ARTICLE VIII
                                  ------------

                                  RESERVATIONS
                                  ------------

     Section 801. Improvement, Relocation or Removal of Special Facilities. Subject to Section 1104 hereof, the Lessee hereby acknowledges that the City, at its sole discretion, reserves the right to further develop or improve the Aircraft Operating Area (as defined in FAA regulations) and other portions of the Airport, including the right to remove or relocate any structure on the Airport, as it sees fit, and to take any action it considers necessary to protect the aerial approaches of the Airport against obstructions, together with the right to prevent the Lessee from erecting or permitting to be erected, any buildings or other structure on the Airport which, in the reasonable opinion of the City, would limit the usefulness of the Airport, constitute a hazard to aircraft or violate FAA standards or regulations.

     Section 802. Inspection of Leased Premises. The Authority, acting through the duly authorized agent of the City (currently the Manager), shall have at any reasonable time the right to enter the Leased Premises for the purpose of periodic inspection for fire protection, maintenance and to investigate compliance with the terms of this Agreement; provided, however, that except in the case of emergency, such right shall be exercised upon twenty-four (24) hours prior notice to the Lessee and with an opportunity for the Lessee to have an employee or agent present. The Authority, acting through the City and its designated agents, will comply with the Lessee's security procedures and will conduct such inspections in a manner that does not unduly interfere with or disrupt the Lessee's normal business operations.

     Section 803. Subordination to U.S. Government. This Agreement shall be subordinate to the provisions of any existing or future agreement(s) between the City and the United States Government, relative to the operation and maintenance of the Airport, the terms and execution of which have been or may be required as a condition precedent to the expenditure or reimbursement to the City of Federal funds for the development of the Airport; the foregoing notwithstanding, no such subordination shall adversely impact the obligations of the Lessee under Section 502 or the assignment of rental payments by the Authority under Section 507.

     Section 804. War or National Emergency. During the time of war or national emergency, the parties recognize that the City shall have the right to lease the Airport or any part thereof to the United States Government for military use, and if any such lease is executed, the provisions of this Agreement insofar as they are inconsistent with the lease to the United States Government shall be suspended, and in that event, a just and proportionate part of the ground rent due under Section 501 hereof shall be abated.

     Section 805. No Liability of the Authority. The Bonds shall be special and limited obligations of the Authority, payable solely and only out of the Trust Estate. No holder of any Bond shall have the right to compel any exercise of the taxing power of the State or any political subdivision thereof, including the City, to pay principal of, premium, if any, or interest on the Bonds, and the Bonds shall not constitute an indebtedness of the State or any political subdivision thereof, including the City, or a loan of credit thereof within the meaning of any constitutional or statutory provision or limitation or indebtedness.

     Section 806. No Warranty of Condition or Suitability. The Authority makes no warranty, either express or implied, as to the condition of the Leased Premises or that it shall be suitable for the Lessee's purposes or needs. The Authority shall not be responsible for any latent defect or change of condition in the Leased Premises and the Lessee shall not, under any circumstances, withhold any rentals or other amounts payable to the Authority hereunder on account of any defect in the Leased Premises, nor for any change in the condition thereof nor for any damage accruing thereto. By its entry onto the Leased Premises, the Lessee accepts the Leased Premises as being free and clear from all defects and in good, safe, clean and orderly condition and repair, and agrees to maintain the same.

     Section 807. Responsibility for Contracts for Special Facilities and
Payment of Special Facilities Rentals.   The Authority shall not be responsible
to the Lessee for the performance of the contractor or contractors for the construction, modification, expansion and installation of the Special Facilities. The Authority shall not be required to pay or provide any monies for the construction, modification, expansion or installation of the Special Facilities, except to the extent of the moneys in the Construction Fund. Failure of the contractor or contractors to complete the construction, modification, expansion and installation of the Special Facilities shall in no way affect the payment obligations of the Lessee under Section 502 of this Agreement.


     Section 808. [Intentionally Omitted].
                  ------------------------

     Section 809. Consideration of Amendment. In the event that the FAA, or its successors, requires modifications or changes in this Agreement as a condition precedent to the granting of funds for the improvement of the Airport, the Lessee agrees to consider in good faith to such amendments, modifications, revisions, supplements or deletions of any of the terms, conditions or requirements of this Agreement as may be reasonably required to obtain such funds; provided, however, that in no event will the Lessee be required, pursuant to this Section, to agree to an increase in the rent provided for hereunder or to a change in the use (provided it is an authorized use hereunder) to which the Lessee has put the Facilities.

                                   ARTICLE IX
                                   ----------

                            INDEMNITY AND INSURANCE
                            -----------------------


     Section 901.  Indemnification of Indemnified Parties.
                   -----------------------------------------

     (a) Agreement to Indemnify. The Lessee releases the Indemnified Parties from, and the Indemnified Parties shall not be liable for, and the Lessee agrees and shall protect, indemnify, defend, and hold the Indemnified Parties harmless from any and all Claims or Losses (including, but not limited to, attorneys' fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, in connection with, or related to (i) the issuance, offering, sale, or delivery of the Bonds, the Underwriting Agreement, the Indenture, the Guaranty, and this Agreement and the obligations imposed on the Authority or the City hereby and thereby; or the design, construction, installation, operation, use, occupancy, maintenance, or ownership of the Special Facilities; (ii) any written statements or representations made or given by the Lessee or any of its agents, officers or employees, to the Indemnified Parties, or to any underwriters or purchasers of any of the Bonds, with respect to the Lessee, the Special Facilities, or the Bonds, including, but not limited to, statements or representations of facts, financial information, or corporate affairs; (iii) damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Facilities; (iv) the presence or release of any Hazardous Materials or any environmental condition at the Facilities; and (v) any breach, violation or nonperformance of any covenant of the Lessee hereunder, including, without limitation, any loss or damage incurred by the Authority or the City as a result of violation by the Lessee of the provisions of Sections 614 or 615. THIS INDEMNIFICATION REMAINS IN FULL FORCE AND EFFECT EVEN IF ANY CLAIM DIRECTLY OR INDIRECTLY RESULTS FROM, ARISES OUT OF, OR RELATES TO OR IS ASSERTED TO HAVE RESULTED FROM, ARISEN

OUT OF, OR RELATED TO THE SOLE NEGLIGENCE OR CONCURRENT NEGLIGENCE OF AN INDEMNIFIED PARTY. The foregoing notwithstanding, such indemnification shall (i) not extend to any Claim or Loss resulting from the willful misconduct, bad faith or fraud of an Indemnified Party and (ii) continue and remain in effect notwithstanding any disclaimers of warranty contained in the Special Warranty Deed conveying the Land to the Authority.

     (b) Defense. The Lessee shall have the right to assume the investigation and defense of all Claims, including the employment of counsel and the payment of all expenses. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party unless (i) the employment of such counsel has been specifically authorized by the Lessee, in writing, or (ii) the Lessee has failed to assume the defense and to employ counsel and the ability of the Indemnified Parties to be adequately defended is thereby jeopardized, or (iii) the named parties to any such action include both an Indemnified Party and the Lessee, and the Indemnified Party shall have received a written legal opinion of counsel to the effect that in such counsel's opinion, one or more of the legal defenses available to such Indemnified Party are in conflict with those available to the Lessee (in which case, if such Indemnified Party notifies the Lessee in writing that it elects to employ separate counsel at the Lessee's expense, the Lessee shall not have the right to assume the defense of the action on behalf of such Indemnified Party; provided however, that the Lessee shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegation or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Parties); provided further, anything to the contrary notwithstanding, nothing herein shall be construed as prohibiting the Department from utilizing the Attorney General of the State as its counsel, or the City and the Authority from utilizing the City Attorney of the City as its counsel, and having the expenses and overhead associated therewith paid by the Lessee.

     (c) Cooperation with Lessee. Each Indemnified Party shall use reasonable efforts to cooperate with the Lessee in the defense of any Claim. The Lessee shall not be liable for any settlement of any such action without its consent, unless the interests of the Indemnified Parties are in conflict with the interests of the Lessee, but, if any such action is settled with the consent of the Lessee, the Lessee shall indemnify and hold harmless the Indemnified Parties against any Loss by reason of such settlement as provided in this Section.

     (d) Survival of Term. The provisions of this Section 901 shall survive the term of this Agreement for all Claims arising out of actions or occurrences during the term of this Agreement.

     Section 902. Indemnification of the Trustee. The Lessee agrees to indemnify the Trustee, its directors, officers and employees, for and to hold it harmless against, any loss, liability or expense incurred without negligence, whether by act or omission to act, or willful misconduct on its part, arising out of or in connection with the performance of its duties under the trust imposed by the Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Indenture, provided, however, that:

     (1) the Trustee shall reimburse the Lessee for payments made by the Lessee pursuant to such indemnity, to the extent of any proceeds, net of all expenses of collection, actually received by it from any insurance proceeds with respect to any such indemnified loss, liability or expense, and the Trustee shall assign rights to such proceeds, to the extent of such required reimbursement, to the Lessee;

     (2) as a condition to such indemnity, the Trustee shall promptly notify the Lessee in writing of any claim brought or, to the knowledge of the Trustee, threatened against the Trustee in respect of which indemnity may be sought against the Lessee;

     (3) the Lessee shall have the right to assume the investigation and defense of any claims against the Trustee in respect of which indemnity may be sought against the Lessee, including the employment of counsel and the payment of all expenses, provided that the Trustee shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by the Trustee unless (a) the employment of such counsel has been specifically authorized by the Lessee, in writing, or (b) the Lessee has failed to assume the defense and to employ counsel, or (c) the Trustee determines in good faith that its rights cannot be adequately represented by counsel employed by the Lessee as a result of a conflict between the interests of the Lessee and the interests of the Trustee;

     (4) the Trustee, as a condition of such indemnity, shall use reasonable efforts to cooperate with the Lessee in the defense of any claim in respect of which indemnity may be sought against the Lessee; and

     (5) the Lessee shall not be liable for any settlement of any such action without its consent, but, if any such action is settled with the consent of the Lessee or there be final judgment for the plaintiff in any such action, the Lessee shall indemnify and hold harmless the Trustee by reason of such settlement or judgment as provided herein.

     Section 903. Public Liability Insurance. The Lessee shall, at its expense, procure, maintain and keep in force, at all times during the term of this Agreement from financially sound and reputable companies reasonably acceptable to the Authority, commercial general liability insurance, insuring the Lessee, the Authority, the Trustee and the City against liability for bodily injury and property damage with respect to the risks set forth in Exhibit C attached hereto. Without limiting its liability, the Lessee agrees to carry and keep in force insurance with single limit liability for bodily injury or death and property damage in a sum not less than $20,000,000 with said policy designating the Authority, the City and the Trustee as additional insureds to the extent the Lessee is required to indemnify the Authority and the City pursuant to Section 901 hereof. In no event shall the Lessee knowingly handle any materials which would void or reduce the insurance coverage of the Facilities required of the Lessee herein. The Lessee shall furnish the Authority, the City and the Trustee with a certificate of insurance as evidence of such coverage. Said insurance shall not be cancelled or materially modified except upon ten (10) days' advance written notice to the Authority, the City and the Trustee.

     Section 904. Fire and Extended Coverage Insurance. The Lessee shall, at its expense, procure and keep in force at all times during the term of this Agreement with financially sound and reputable companies reasonably acceptable to the Authority, replacement cost insurance on the Leased Premises against loss and damage by fire, aircraft and extended coverage perils. Such policy shall be in an amount of not less than eighty percent (80%) of the replacement cost of the Leased Premises. In no event shall the Lessee knowingly handle any materials which would void or reduce the insurance coverage of the Facilities required of the Lessee herein. Said policy shall designate the Authority, the City and the Trustee as additional insureds. The Lessee shall furnish the Authority and the Trustee with a certificate of insurance as evidence of such coverage. Said policy shall not be cancelled or materially modified except upon ten (10) days' advance written notice to the Authority, the City and the Trustee. In connection with any transfer of the Leased Premises by the Authority under the provisions of Section 1703, the Authority may provide that it shall no longer be an insured under the terms of this Section.

     Section 905. Application of Insurance Proceeds. The proceeds of the insurance required to be maintained in accordance with the provisions of Section 904 hereof shall be paid and disbursed in accordance with the provisions of
Article XI hereof.

     Section 906. Performance Bonds. At any time that the Lessee undertakes any construction pursuant to Article III hereof, the Lessee shall, at its own cost and expense, cause to be made, executed, and delivered to the Authority separate performance bonds, as follows:

     (a) Prior to the date of commencement of such construction, a contract surety bond in a sum equal to the full amount of the construction contract awarded. Said bond shall be drawn in a form and from a financially sound and reputable company reasonably acceptable to the City, acting on behalf of the Authority; shall guarantee the faithful performance of necessary construction and completion of improvements in accordance with the Plans and Specifications therefor; and shall guarantee the Authority against any losses and liability, damages, expenses, claims and judgments caused by or resulting from any failure of the Lessee to perform completely, the work described therein.

     (b) Prior to the date of commencement of such construction, a payment bond with the Lessee's contractor or contractors as principal, in a sum equal to the full amount of the construction contract awarded. Said bond shall guarantee payment of all wages for labor and services engaged and of all bills for materials, supplies and equipment used in the performance of said construction contract.

     Section 907. Right of the City or Trustee to Pay Insurance Premiums. In the event that the Lessee shall fail to maintain full insurance coverage required by this Agreement, the City, acting on behalf of the Authority, or the Trustee may (but shall be under no obligation to) take out the required policies of insurance, pay the required premiums or otherwise comply with the covenants set forth in Sections 903 and 904 hereof. All amounts advanced by the City, acting on behalf of the Authority, or the Trustee in payment of the required premiums for such insurance or otherwise to comply with the covenants set forth in such Sections shall be paid by the Lessee to the one making the advances, together with interest thereon at the Trustee's prime rate of interest.


                                   ARTICLE X
                                   ---------

                    PREPAYMENT OF SPECIAL FACILITIES RENTALS
                    ----------------------------------------

     Section 1001. In Connection With Optional Redemption of Bonds. The Lessee shall have the option to prepay the Special Facilities Rentals due pursuant to
Section 502 hereof with respect to the Bonds for the purpose of providing for the redemption of the Bonds then Outstanding in accordance with the Indenture. In order to exercise such right, the Lessee shall: (i) give conditional written notice of the exercise of such right to the Authority, the City and the Trustee not more than one hundred twenty (120) days nor less than forty-five (45) days prior to the date the Lessee has selected for the redemption of the Bonds; and
(ii) irrevocably deposit with the Trustee in the Debt Service Fund on or prior to such redemption date sufficient moneys, which, together with investment earnings thereon to such redemption date and other moneys in the Debt Service Fund available therefore, shall be sufficient to provide for the payment of the principal, redemption premium, if any, and interest on the Bonds to be redeemed on such redemption date.

     Section 1002. In Connection with Defeasance of the Bonds. The Lessee shall have the option to prepay the Special Facilities Rentals due pursuant to
Section 502 hereof with respect to the Bonds for the purpose of providing for the defeasance of the Bonds in accordance with the Indenture. In order to exercise such right, the Lessee shall: (i) give written notice of the exercise of such right to the Authority, the City and the Trustee; and (ii) irrevocably deposit with the Trustee in the Debt Service Fund on or prior to the date of such defeasance sufficient moneys, which, together with investment earnings thereon and other moneys in the Debt Service Fund available therefor, shall be sufficient to provide for the payment of principal of, redemption premium, if any, and interest on the Bonds to the date the Lessee has selected for the redemption thereof or the date of maturity, as the case may be, in accordance with the Indenture.

     Section 1003. In Connection with the Termination of this Agreement in the Event of Damage or Destruction or Condemnation. The Lessee shall have and is hereby granted the option, in accordance with paragraph (ii) of Subsection 1101
(a) and paragraph (iii) of Subsection 1102(a) hereof, to prepay the Special Facilities Rentals due pursuant to Section 502 and to terminate this Agreement in the event of a destruction or damage to or condemnation of the Special Facilities for the purpose of redeeming the Bonds then Outstanding in accordance with the Indenture. In order to exercise such right, the Lessee shall: (i) give written notice of the exercise of such right to the Authority, the City and the Trustee not more than one hundred twenty (120) days nor less than forty-five
(45) days prior to the date the Lessee has selected for the redemption of the Bonds; and (ii) irrevocably deposit with the Trustee in the Debt Service Fund on or prior to such redemption date sufficient moneys which, together with interest thereon to such redemption date and other moneys in the Debt Service Fund available therefor, shall be sufficient to provide for the payment of the principal of and interest on all the Bonds then Outstanding in accordance with the provisions of the Indenture.

     Section 1004. In Connection with a Partial Redemption. The Lessee shall have the option, in accordance with paragraph (iii) of Subsection 1102(a) hereof to prepay the Special Facilities Rentals due pursuant to Section 502 hereof for the purpose of providing for the redemption of the Bonds then Outstanding in accordance with the Indenture. In order to exercise such right, the Lessee shall: (i) give written notice of the exercise of such right to the Authority, the City and the Trustee not more than one hundred twenty (120) days nor less than forty-five (45) days prior to the date the Lessee has scheduled for the redemption of the Bonds; and (ii) irrevocably deposit with the Trustee in the Debt Service Fund on or prior to such redemption date sufficient moneys, which, together with investment earnings thereon to such redemption date and other moneys in the Debt Service Fund available therefor, shall be sufficient to provide for the payment of the principal of and interest on the Bonds to such redemption date.

     Section 1005. In Connection With a Determination of Taxability. The Lessee shall be obligated to prepay the Special Facilities Rentals due pursuant to Section 502 hereof with respect to the Bonds in the event of a Determination of Taxability. Such redemption shall occur at a date to be selected by the Lessee not more than one hundred twenty (120) days after the occurrence of the Determination of Taxability. The Lessee shall irrevocably deposit with the Trustee in the Debt Service Fund on or prior to such redemption date sufficient moneys, which, together with investment earnings thereon to such redemption date and other moneys in the Debt Service Fund available therefor, shall be sufficient to provide for the payment of the principal of and interest on the Bonds to such redemption date.


                                   ARTICLE XI
                                   ----------

                            DAMAGE AND CONDEMNATION
                            -----------------------

     Section 1101.  Damage and Destruction.
                    -----------------------

     (a) If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) the Special Facilities are destroyed (in whole or in part) or are damaged by fire or other casualty, the Lessee shall promptly give written notice thereof to the Authority, the City and the Trustee. All Net Proceeds in an amount less than one million dollars ($1,000,000) per casualty shall be paid to the Lessee to be applied to repair, rebuild or restore the property damaged. Any remaining balance after payment for such repair, rebuilding or restoration shall be retained by the Lessee. Net Proceeds of insurance in excess of one million dollars ($1,000,000) per casualty resulting from such claims for losses shall be paid to and held by the Trustee in the Net Proceeds Account of the Construction Fund created under the Indenture, whereupon the Lessee shall elect to proceed in accordance with paragraphs (i) or (ii) hereof:

          (i) The Lessee will proceed promptly to repair, rebuild or restore the property damaged or destroyed to substantially the same condition as it existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Lessee and as will not impair productive capacity or the character of the Special Facilities, and the Trustee will apply so much as may be necessary of the Net Proceeds to payment of the costs of such repair, rebuilding or restoration, either on completion thereof or as the work progresses, as directed by the Lessee.
     In the event said Net Proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Lessee will, nonetheless, complete the work thereof and will pay that portion of the costs thereof in excess of the amount of said Net Proceeds, or will advance to the Authority the moneys necessary to complete said work, in which case the Authority will proceed so to complete said work. Any balance of such Net Proceeds remaining after payment of all the costs of such repair, rebuilding or restoration shall be paid to the Lessee.

          (ii) The Lessee shall: (A) cause the Special Facilities to be returned to the Authority either in the condition the Special Facilities then exist or in the same condition in which the Special Facilities existed prior to the execution of this Agreement, whichever shall be acceptable to the Authority; (B) transfer all amounts in the Net Proceeds Account in the Construction Fund not used pursuant to clause (A) to the Debt Service Fund and prepay all of the Special Facilities Rentals due pursuant to Section 502 hereof pursuant to the provisions of Section 1003 hereof and the corresponding provisions of the Indenture and cause the Authority and the Trustee to provide for the redemption of all Bonds then Outstanding under the Indenture in whole in accordance with the provisions thereof; (C) if any Bonds have previously been redeemed or provision for their payment has been made pursuant to the Indenture, reimburse itself for such prepayment in an amount equal to the amount that would have been necessary (on the date of receipt of such Net Proceeds), to redeem or provide for the payment of such Bonds to the next practicable redemption date, but not less than the actual amount paid by the Lessee; and (D) apportion the remaining Net Proceeds between the Authority and the Lessee, with the Authority receiving the same proportion of the remaining Net Proceeds as the then expired portion of the term of this Agreement bears to the full term and the Lessee shall be entitled to the remainder of the Net Proceeds; provided, that if the Lessee proceeds under this paragraph (ii) hereof, it shall provide for the completion of the requirements of clauses (A) and (B) hereof, whether or not the Net Proceeds are sufficient for such purposes. The Lessee may elect to proceed pursuant to this paragraph (ii) only if the Special Facilities have been damaged or destroyed by fire or other casualty (x) to such extent that, in the opinion of the Lessee expressed within a period of six consecutive months following such damage or destruction, it is not practicable or desirable to rebuild, repair or restore the Special Facilities, or (y) to such extent that, in the opinion of the Lessee, the Lessee is or will be thereby prevented from carrying on its normal operations at the Special Facilities for a period of six consecutive months.

     Any moneys held by the Trustee in the Net Proceeds Account shall, at the written direction of the Lessee, be invested or reinvested by the Trustee in Qualified Investments in accordance with the Indenture. The Lessee shall forthwith pay to the Trustee the amount of any net losses with respect to principal on such investments.

     (b) If the Bonds have been fully paid (or provision for the payment thereof has been made in accordance with the Indenture) and the Special Facilities are destroyed (in whole or in part) or are damaged by fire or other casualty, all Net Proceeds will be paid to the Trustee or a mutually acceptable third party, with any disbursements to be approved by the Lessee and the Authority, and the Lessee shall elect to proceed in accordance with paragraphs (i) or (ii) hereof:

          (i) The Lessee will proceed promptly to repair, rebuild or restore the property damaged or destroyed to substantially the same condition as it existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Lessee and as will not impair productive capacity or the character of the Special Facilities, and the Lessee will apply so much as may be necessary of the Net Proceeds to payment of the costs of such repair, rebuilding or restoration, either on completion thereof or as the work progresses as directed by the Lessee. In the event the Net Proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Lessee will, nonetheless, complete the work thereof and will pay that portion of the costs thereof in excess of the amount of the Net Proceeds, or will advance to the Authority the moneys necessary to complete said work, in which case the Authority will proceed so to complete said work. Any balance of the Net Proceeds remaining after payment of all the costs of such repair, rebuilding or restoration shall be paid to the Lessee.

          (ii) The Lessee will (A) cause the Special Facilities to be returned to the Authority either in the condition the Special Facilities then exist or in the same condition in which the Special Facilities existed prior to the execution of this Agreement, whichever shall be acceptable to the Authority, (B) if any Bonds have previously been redeemed or provision for their payment has been made pursuant to the Indenture, reimburse itself for such prepayment in an amount equal to the amount that would have been necessary (on the date of receipt of such Net Proceeds) to redeem or provide for the payment of such Bonds to the next practicable redemption date, but not less than the actual amount paid by the Lessee and (C) apportion the remaining Net Proceeds between the Authority and the Lessee, with the Authority receiving the same proportion of such remaining Net Proceeds as the then expired portion of the term of this Agreement bears to the full term, and the Lessee shall be entitled to the remainder of the Net Proceeds.

     (c) The Lessee shall not, by reason of the payment of the costs (whether by direct payment thereof or advances to the Authority or the Trustee) of replacing or repairing of any property damaged or destroyed in excess of the Net Proceeds be entitled to any reimbursement from the Authority, the City, the Trustee, or the holders or owners of the Bonds, or any abatement or diminution of the rents payable under Article V hereof.

     (d) Within this Section 1101, "Net Proceeds" means the gross proceeds from the insurance with respect to which that term is used remaining after payment of all expenses (including attorneys expenses and any extraordinary fees and expenses of the Trustee), incurred in the collection of such gross proceeds.

     Section 1102.  Condemnation.
                    -------------

     (a) In the event that title to, or the temporary use of, the Special Facilities or the leasehold estate of the Lessee in the Special Facilities created by this Agreement or any part of either thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, in each case other than the City, while any Bonds are Outstanding, the Lessee shall be obligated to continue to pay the Special Facilities Rental and other amounts due to the Trustee. Any Net Proceeds derived for the temporary use or condemnation of the Special Facilities shall be paid to the Lessee. The Authority, the Lessee and the Trustee will cause any other Net Proceeds received by them or any of them from any award made in such eminent domain proceedings with respect to the Special Facilities, to be paid to and held by the Trustee in the Net proceeds Account, to be applied in one or more of the following ways, as shall be directed in writing by the Lessee:

          (i) The restoration of the Special Facilities to substantially the same condition as existed prior to the exercise of the said power of eminent domain.

          (ii) The acquisition, by construction or otherwise, by the Lessee of other improvements suitable for the Lessee's operations (which improvements shall be deemed a part of the Special Facilities and available for use and occupancy by the Lessee without the payment of any rent other than the Special Facilities Rental to the same extent as if such other improvements were specifically described herein and demised hereby).

          (iii) Redemption of any of the Bonds together with accrued interest thereon to the date of redemption; provided, that no part of any such condemnation award may be applied for such redemption, unless all of the Bonds are to be redeemed or, in the event that less than all of the Bonds are, to be redeemed, the Lessee shall certify to the Authority, the City and the Trustee that (A) the property forming a part of the Special Facilities that was taken by such condemnation proceedings is not essential to the Lessee's use or occupancy of the Special Facilities, or (B) the Special Facilities have been restored to a condition substantially equivalent to its condition prior to the taking by such condemnation proceedings, or (C) improvements have been acquired which are suitable for the Lessee's operations at the Special Facilities as contemplated by the foregoing paragraph (ii) of this Subsection 1102(a). The Lessee may elect to proceed pursuant to this paragraph (iii) only if the Special Facilities have been condemned (x) to such extent that, in the opinion of the Lessee expressed within a period of six consecutive months following such condemnation it is not practicable or desirable to rebuild, repair or restore the Special Facilities, or (y) to such extent that, in the opinion of the Lessee, the Lessee is or will be thereby prevented from carrying on its normal operations at the Special Facilities for a period of six consecutive months.

     (b) The Lessee shall direct the Authority, the City and the Trustee in writing as to which of the ways specified in this Section the Lessee elects to have the condemnation award applied. Any balance of the Net Proceeds of the award in such eminent domain proceedings in an amount necessary to redeem the then Outstanding Bonds shall be paid into the Debt Service Fund. If the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), all Net Proceeds will be apportioned between the Authority and the Lessee, with the Authority receiving the same portion of such proceeds as the then expired portion of the Agreement term bears to the term of the Agreement, and the Lessee receiving the balance, provided, however, that if any Bonds have been previously redeemed or provision for their payment has been made pursuant to the Indenture, prior to any such apportionment the Lessee shall receive Net Proceeds in an amount (determined on the date of the receipt of such Net Proceeds) that would have been necessary to redeem such Bonds to the next practicable redemption date, but not less than the actual amount paid by the Lessee.

     (c) Any moneys held by the Trustee under the provisions of the preceding paragraph shall, at the written request of the Lessee, be invested or reinvested by the Trustee in Qualified Investments in accordance with the provisions of the Indenture. The Lessee shall forthwith pay to the Trustee the amount of any net losses with respect to principal on such investments.

     (d) Within this Section 1102, "Net Proceeds" means the gross proceeds derived from the condemnation award with respect to which that term is used after payment of all expenses (including attorney's expenses and any extraordinary expenses of the Trustee) incurred in connection with the collection of such gross proceeds.

     (e) The Authority shall cooperate fully with the Lessee in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Special Facilities or any part thereof and will, to the extent it may lawfully do so, permit the Lessee to litigate in any such proceedings in the name and behalf of the Authority. In no event will the Authority voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Special Facilities or any part thereof without the written consent of the Lessee.

     Section 1103. Destruction or Condemnation of Excluded Personal Property or Lessee Improvements. The Lessee shall also be entitled to the net proceeds of any insurance or condemnation award or portion thereof made for damages to or takings of the Excluded Personal Property or any portion thereof, the Lessee Improvements or any portion thereof, as well as any portion of the Leased Premises that at one time was Lessee Improvements.

     Section 1104. Taking or Condemnation by the City. In the event the City requires the Facilities for expansion, improvement, development of the Airport or in the event the City exercises its right of condemnation or eminent domain with respect to all or substantially all of the Facilities for the purposes set forth in Section 801 hereof, the Authority reserves the right, on six (6) months notice, to relocate or replace the Facilities in substantially similar form at another comparable location on the Airport. The City shall identify to the Authority and the Lessee the comparable location by appending to this Agreement revised Exhibits A and B. The new location shall constitute thereafter the Land and the facilities or improvements located thereon shall constitute the Facilities for purposes of this Agreement. The relocation of the Facilities shall be at no cost to the Lessee and the new Facilities must be ready for occupancy by the Lessee prior to the date of required relocation.

     If the Authority complies with the provisions of this Section, such remedies shall be in lieu of any remedies the Lessee may have pursuant to law or equity with respect to the actions taken by the City in condemning or relocating the Facilities.

     Section 1105. Destruction or Condemnation of Leased Premises Other Than Special Facilities or Former Lessee Improvements. The Lessee shall direct the Authority to apply the net proceeds of any insurance or condemnation award (other than condemnation by the City) or any portion thereof made for damages or takings of Leased Premises (other than Special Facilities or former Lessee Improvements) to restore such Leased Premises to substantially the same condition as existed prior to such damage or condemnation or acquire, by construction or otherwise, other improvements of similar character suitable for the Lessee's operations. To the extent that such net proceeds are insufficient to effect the foregoing, the Lessee shall: (i) pay all costs in excess of the net proceeds required for such redemption; (ii) develop Plans and Specifications which can accomplish such restoration with the net proceeds available therefor; or (iii) terminate this Agreement with respect to those Leased Premises condemned or destroyed, in which case, such net proceeds shall be retained by the Authority. Any excess net proceeds shall be retained by the Authority.


                                  ARTICLE XII
                                  -----------

                                ADDITIONAL BONDS
                                ----------------

     Section 1201. Additional Bonds. If the Lessee is not in default hereunder, the Authority will issue pursuant to an indenture between the Authority and the trustee thereunder the amount of Additional Bonds specified by the Lessee to provide funds to pay or to reimburse the Lessee for costs incurred by the Lessee for any one or more of the following: (a) the costs of completing the Special Facilities, (b) the costs of the issuance and sale of the Additional Bonds and other costs reasonably related to the financing as shall be agreed upon by the Lessee and the City, (c) the costs of acquiring land, buildings, and equipment, one or more, to expand the Special Facilities for the purpose of distributing cargo and parcels and for other purposes reasonably incidental thereto, and (d) the refunding of Outstanding Bonds (including Additional Bonds, if any); provided that:

          (i) the terms of such Additional Bonds, the purchase price to be paid therefor, and the manner in which the proceeds therefrom are to be disbursed, shall have been approved in writing by the Lessee;

          (ii) the Authority and the Lessee shall have entered into a Supplemental Agreement to provide for additional rent in an amount at least sufficient to pay principal of, interest, and premium, if any, on the Additional Bonds when due;

          (iii) the Authority shall have otherwise complied with the provisions of said indenture with respect to the issuance of such Additional Bonds; and

          (iv) there shall be delivered to the Trustee an opinion of Bond Counsel to the effect that the issuance of such Additional Bonds shall not adversely affect the exemption from gross income for federal income tax purposes of interest on the Bonds.

     Section 1202. Approval of State Agencies. Should Additional Bonds be issued by the Authority pursuant to the terms of the Development Corporation Act, no such Additional Bonds shall be issued without the prior approval of the Department. To the extent required by State law, no Additional Bonds shall be issued without the prior approval of the Attorney General of Texas.


                                 ARTICLE XIII
                                 ------------

                     TERMINATION OF AGREEMENT BY THE LESSEE
                     --------------------------------------

     Section 1301. Termination by the Lessee. So long as no Bonds remain Outstanding under the Indenture, the Lessee may terminate this Agreement and terminate its obligations hereunder at any time that the Lessee is not in default in the payment of ground rentals and other amounts payable to the Authority hereunder by giving the Authority sixty (60) days advance written notice to be served as hereinafter provided, and by surrender of the Leased Premises, upon or after the happening of any one of the following events:

     (a) The issuance by any court of competent jurisdiction of an injunction in any way preventing or restricting the use of the Airport, so as to substantially affect the Lessee's use of the system at the Airport, and the remaining in force of such injunction for a period of at least ninety (90) days;

provided, however, that such injunction is not due solely to the Lessee's violation of this Agreement.

     (b) Failure by the Authority to observe and perform any covenant, condition or agreement on its part to be observed or performed, for a period of sixty (60) days after written notice to the Authority, specifying such failure and requesting that it be remedied, given to the Authority by the Lessee, unless the Lessee shall agree in writing to an extension of such time prior to its expiration. If a failure under this Subsection is such that it cannot be corrected within the applicable period, the Lessee shall not terminate this Agreement if corrective action is instituted by the Authority within the applicable period and diligently pursued until the failure is corrected.

     (c) The assumption by the United States Government or any authorized agency thereof of the operation, control, or use of the Airport or the Facilities, or any substantial part or parts thereof, in a manner which substantially restricts the Lessee for a period of at least ninety (90) days from full use of the Facilities.

     The provisions of this Section 1301 shall be subject to the provisions of
Section 1806 hereof.


                                  ARTICLE XIV
                                  -----------

                               EVENTS OF DEFAULT
                               -----------------

     Section 1401.  Events of Default.  The following shall constitute Events of
Default:

     (a) the failure of the Lessee to pay any installment of rent then due (with interest) under Section 501 or Section 503 hereof within thirty (30) days after receipt by the Lessee of written notice to pay such rent;

     (b) the failure of the Lessee to pay any installment of Special Facilities Rentals pursuant to Section 502 hereof, which results in the occurrence of an "Event of Default" as described in Article V(C)(1) or Article V(C)(2) of the Indenture;

     (c) the occurrence of an Act of Bankruptcy, provided that with respect to the filing of an involuntary petition in bankruptcy or other commencement of a bankruptcy or similar proceeding against the Lessee, such petition or proceeding shall remain undismissed for ninety (90) days;

     (d) (i) failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed pursuant to

Sections 201 or 611 hereof, or (ii) any violation of an FAA or United States Department of Transportation regulation that (A) deprives the City of the use of or the power to operate all or a portion of the Airport or (B) prevents the City from obtaining an airport development grant in aid from the United States Government, where such occurrence set forth in (i) or (ii) shall continue for a period of sixty (60) days after written notice to the Lessee specifying such failure and requesting that it be remedied, given to the Lessee by the Authority or the City, unless the City shall agree in writing to an extension of such time prior to its expiration. If a failure under this Subsection is such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Lessee within the applicable period and diligently pursued until the failure is corrected; or

     (e) (i) failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in Subsections (a) through (d) above, for a period of sixty (60) days after written notice to the Lessee, specifying such failure and requesting that it be remedied, given to the Lessee by the Authority, unless the Authority shall agree in writing to an extension of such time prior to its expiration; provided, however, if a failure under this clause (i) is such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Lessee within the applicable period and diligently pursued until the failure is corrected; or (ii) election of the Authority to declare an Event of Default as provided in Subsection 605(d) hereof.

     The provisions of Subsections (d) and (e) shall be subject to the provisions of Section 1806 hereof.

     Section 1402. Remedies of the Trustee for Certain Events of Default. Upon the occurrence of any Event of Default described in Subsections 1401(b) or (c), the Trustee, as assignee pursuant to Section 507 hereof, may in its discretion and shall upon the direction of the Owners of at least twenty-five percent (25 %) of the principal amount of Bonds Outstanding, join in or separately initiate whatever action at law or in equity as may appear necessary or desirable to collect the Special Facilities Rentals due and owing and any other amounts then due to the Trustee under this Agreement including, without limitation, the use and filing of actions for specific performance and mandamus proceedings in any court of competent jurisdiction, against the Company, and to obtain judgments against the Company for, or to seek the appointment of a receiver in equity to collect, the Special Facilities Rentals due and owing and any other amounts then due to the Trustee under this Agreement. No waiver by the Authority of an Event of Default described in Subsections 1401 (b) or (c) shall adversely affect the Trustee's rights under this Section 1402.

     Section 1403.  Remedies of the Authority on Default.
                    -------------------------------------

     (a) If any Event of Default shall have occurred, the Authority may, in its own name and for its own account, without impairing the ability of the Authority to pursue any other remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute, institute such action against the Lessee as may appear necessary or desirable to collect such rentals and any other amounts then due under this Agreement, or to enforce performance and observance of such covenant, condition or obligation of the Lessee hereunder, or to recover damages for the Lessee's non-payment, non-performance or non-observance of the same.

     (b) Upon the occurrence of any Event of Default described in Subsections 1401 (a), (c) or (d), the Authority may (i) by giving the Lessee written notice upon the occurrence of any Event of Default described in Subsections 1401(a) and
(d) and without giving the Lessee notice upon the occurrence of an Event of Default described in Subsection 1401(c), declare this Agreement to be terminated, except for the Lessee's continuing obligation pursuant to Subsection 1404(a) hereof to make payments due hereunder, (ii) exclude the Lessee from possession of the Leased Premises and reenter the same; and (iii) take whatever action at law or in equity as may appear necessary or desirable to collect the rentals and any other amounts then due, to enforce performance and observance of any covenant, condition or obligation of the Lessee hereunder, or to recover damages for the Lessee's non-payment, non-performance or non-observance of the same; provided that the Authority shall be required to mitigate its damages to the extent required by law and Subsection 1404(b) hereof.

     (c) The Lessee shall pay all of the Authority's reasonable fees and expenses, including reasonable attorneys' fees, in enforcing any covenant to be observed by the Lessee or pursuing any remedy upon an Event of Default. Such amounts shall for all purposes of this Agreement be considered additional rent due under Section 501 hereof.

     Section 1404.  The Lessee To Remain Liable for Payments; Reletting.
                    ----------------------------------------------------

     (a) Notwithstanding the exercise by the Authority of its remedies pursuant to Section 1403 hereof or the exercise by the Trustee of its remedies pursuant to Section 1402 hereof or the Indenture, the Lessee shall continue to be liable for the payment of all rentals payable under Article V hereof and other amounts payable under this Agreement and the Lessee shall make such payments at the same times and in the same manner as provided in this Agreement, except as provided in Subsection 1404(b) hereof.

     (b) Whether or not any Bonds are Outstanding, the Authority shall use reasonable efforts to relet the Leased Premises for the maximum rental it may reasonably obtain, provided, however, that the Authority shall have no obligation to relet the Leased Premises to any person who will not use the Leased Premises for aviation related purposes requiring airfield access. Any such rentals received prior to the stated termination date of this Agreement shall be applied first to the payment of expenses incurred by the Authority in connection with such reletting, second, to the Trustee, to the extent Bonds are then Outstanding, for the payment of principal, premium, if any, and interest on the Bonds, third to the Lessee in an amount equal to the sum of the principal amount of the Bonds Outstanding on the date of such termination and the principal amount and any premium paid on Bonds no longer Outstanding, and fourth to the Authority. All such rentals paid to the Authority after the stated termination date of this Agreement shall be retained by the Authority.

     Section 1405. Disposition of Excluded Personal Property. If there shall remain any Excluded Personal Property upon the Authority's reentry of the Leased Premises, the Authority may, but without any obligation to do so, remove such property and hold it for the Lessee and the Lessee shall reimburse the Authority for any expense incurred by the Authority in connection with such removal and storage of such property. The Authority shall have the right to sell or rent such Excluded Personal Property; provided that it shall give to the Lessee not less than thirty (30) days' prior written notice that it intends to conduct such a sale or rental. The proceeds of such sale or letting shall be applied first, to the cost of such sale, second, to the payment of the charges for storage, third, to the payment of any other amounts which may then be due from the Lessee to the Authority under this Agreement, except Sections 502 hereof, fourth, so long as any Bonds are Outstanding, to the payment, redemption, purchase in the open market or defeasance of such Bonds, and the balance, if any, shall be paid to the Lessee.

     Section 1406. No Remedy Exclusive. No remedy herein conferred upon the Authority is intended to be exclusive of any other available remedy or remedies, and each such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default granted under this Agreement shall impair any right or power or shall be construed to be a waiver thereof, and any such right or power may be exercised from time to time and as often as may be deemed expedient, and the exercise of any one right or remedy shall not impair the right of the Authority to any or all other remedies under this Agreement.

     Section 1407. No Additional Waiver Implied By One Waiver; Consents to Waiver. The waiver of either party of any breach by the other party of any covenant, condition or obligation under this Agreement shall not operate as a waiver of any subsequent breach of the same or a waiver of any breach of any other covenant, condition or obligation under this Agreement, nor shall any forbearance by the non-defaulting party not breaching to seek a remedy for any breach by the other party be a waiver by such non-defaulting party not breaching any of its rights and remedies with respect to such breach or any subsequent breach of the same or with respect to any other breach.

     Section 1408.  Suspension.   During the time of war or national emergency,
the Lessee acknowledges that the City shall have the right to lease the landing area or any part thereof to the United States Government for military use. If any such lease is executed, any provisions of this instrument which are inconsistent with the provisions of the lease to the Government shall be suspended; provided that the term of this Agreement shall be extended by the amount of the period of suspension; provided that such shall not affect the Lessee's obligations to pay Special Facilities Rentals pursuant to Section 502 and provided that the City obtains an opinion of Bond Counsel that such extension does not affect the exemption from gross income of interest on the Bonds for federal income tax purposes.

     Section 1409. Delay not a Waiver. No delay or omission by the Authority of the exercise of any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or any acquiescence therein, and every power or remedy given by this Agreement to the City may be exercised from time to time and as often as may be deemed expedient. The Authority may waive any Event of Default which in its opinion has been remedied before the entry of final judgment or decree in any suit, action or proceeding instituted by it under the provisions of this Agreement or before the completion of the enforcement of any other remedies under this Agreement. No such waiver shall extend to or affect any other existing or subsequent Event of Default or impair any rights or remedies consequent thereon.


                                   ARTICLE XV
                                   ----------

                            DEFAULT BY THE AUTHORITY
                            ------------------------

     Section 1501. Default by the Authority; Remedies of the Lessee. The Authority shall in no event be in default in the performance of any of its obligations hereunder unless and until the Authority shall have failed to perform such obligation within thirty (30) days, or such additional time as is reasonably required in the opinion of the Lessee and the Trustee, to conduct any such default, after notice by the Lessee to the Authority and, so long as any of the Bonds are outstanding, to the Trustee, properly specifying wherein the Authority has failed to perform any such obligation; but, so long as any of the Bonds are Outstanding, neither the occurrence nor existence of any default by the Authority shall relieve the Lessee of any of its obligations hereunder, including, without limitation, its obligation to pay Special Facilities Rentals under Section 502 hereunder, to provide indemnification under Section 901 hereof, or to provide insurance under Sections 902 and 903 hereof; provided, however, the Lessee may institute such action against the Authority as the Lessee may deem necessary to compel performance or recover its damages for non-performance. The Lessee shall have the right, to the extent permitted by law, to perform the obligations of the Authority hereunder if the Authority does not so perform and any costs associated therewith and not reimbursed by the Authority, shall be abated against the ground rental payable under this Agreement. The Lessee shall have the right in addition to instituting any such action, to terminate this Agreement upon sixty (60) days' notice to the Authority and the Trustee, and upon payment to the Trustee of that amount which, together with any monies available for that purpose under the provisions of the Indenture, will be sufficient to pay or redeem, or provide for such payment or redemption of, the Bonds then Outstanding on the first practicable retirement or redemption date thereof, including principal, premium, if any, and interest to the redemption date, this Agreement shall forthwith cease and determine and the parties hereto shall be released and discharged of and from all further obligations hereunder, without prejudice, subject, however, to any claim which may have occurred prior thereto in favor of either party against the other and to the provisions that by the terms of this Agreement specifically survive the term hereof.


                                  ARTICLE XVI
                                  -----------

                            RIGHTS UPON TERMINATION
                            -----------------------

     Section 1601. Fixed Improvements. It is the intent of this Agreement that the Leased Premises shall be and remain on the Airport during the entire term of this Agreement and thereafter.

     Section 1602. Excluded Personal Property. Upon termination of this Agreement, the Lessee shall remove all Excluded Personal Property from the Leased Premises within thirty (30) days (or such longer period as shall be reasonably necessary) after the effective date of the termination and make all necessary or appropriate repairs to the Leased Premises resulting from such removal so as to restore the Leased Premises to proper operating condition, ordinary wear and tear and damage by casualty or condemnation excepted. If the Lessee fails to remove all or any portion of the Excluded Personal Property, the Authority may thereafter elect to remove the Excluded Personal

Property (or any part thereof) at the Lessee's expense or elect to deem such Excluded Personal Property or any part thereof as abandoned by the Lessee to the Authority.


                                  ARTICLE XVII
                                  ------------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     Section 1701. Successors and Assignments. Except as provided in Section 611 hereof, but subject to the provisions of Section 1703 hereof, the Lessee shall not assign this Agreement or any part thereof in any manner whatsoever or assign any of the privileges recited herein without the prior written consent of the Authority. Such consent shall not be unreasonably withheld, having in mind the particular requirements of the Authority in maintaining its public service air transportation facilities. No such consent shall be granted unless the Leased Premises shall be continued to be used for aviation related purposes requiring airfield access. In the event of such assignment, the Lessee shall remain liable to the Authority for the remainder of the term of the Agreement to pay to the Authority or the Trustee the rentals provided for in Sections 501, 502 and 503 hereof and to otherwise comply with the provisions of the Agreement for the term of this Agreement and the Lessee's assignee shall agree to comply with the applicable provisions of this Agreement. Said assignee shall not further assign its interest in this Agreement except with the prior written approval of the Authority and the Lessee; and any assignment by the Lessee shall contain a clause to this effect. Any assignment in violation of this Section 1701 shall be void.

     Section 1702. Subletting. Except as otherwise provided herein, but subject to the provisions of Section 1703 hereof, the Lessee shall not sublease or permit any part of the Leased Premises to be occupied by others without the prior written consent of the Authority. No such consent shall be granted unless the Leased Premises shall be continued to be used for aviation related purposes requiring airfield access. Such consent shall not be unreasonably withheld, having in mind the particular requirements of the City in maintaining its public service air transportation facilities. In the event of such sublease, the Lessee shall remain liable to the Authority and the Trustee for the remainder of the term of this Agreement to pay to the Authority and the Trustee the rentals provided for in Sections 501, 502 and 503 hereof and to otherwise comply with the provisions of this Agreement for the term of this Agreement and the sublessee shall agree to comply with the applicable provisions of this Agreement. Said sublessee shall not further sublease its interest in this Agreement except with the prior written approval of the Authority and the Lessee; and any sublease shall contain a clause to this effect. Any subletting in violation of this Section 1702 shall be void.

     Section 1703. Transfer of Leased Premises by the Authority; Performance of Rights, Duties and Obligations of the Authority under this Agreement. (a) Upon the receipt of the prior written consent of the Lessee in its sole discretion, the Authority may, prior to the time no Bonds are Outstanding under the terms of the Indenture, transfer, convey or otherwise dispose of the Leased Premises, and together therewith its rights as lessor hereunder, to any Person; provided, that any transfer, conveyance or other disposition of the Leased Premises to any Person, other than the City, under the terms of this Section 1703 will not be effective unless, in the opinion of Bond Counsel delivered to the Trustee, such transfer, conveyance or other disposition will not adversely affect the exclusion from gross income for federal income tax purposes of the interest on any Bonds; and provided, further, that any such transfer, conveyance or other disposition shall be subject to the provisions of Section 507.

     (b) Upon the receipt of the prior written consent of the Lessee, the Authority may designate as its agent any Person to perform its duties, responsibilities and obligations described in this Agreement, other than those duties, responsibilities and obligations with respect to the issuance of the Bonds and any Additional Bonds (the "Bond Duties"), as herein set forth. Upon the receipt of such consent from the Lessee, for all purposes under this Agreement, any reference to the Authority in respect to the performance of such duties, responsibilities and obligations, other than the Bond Duties, shall be deemed to mean the Person so designated to the Lessee by the Authority. The Authority agrees to provide to the Lessee and the Trustee appropriate names, addresses and telephone numbers of any such Person so designated.

     (c) Anything to the contrary herein notwithstanding, upon the later of (1) the termination of this Agreement in accordance with the terms and conditions herein set forth or (2) the date the Bonds are no longer Outstanding as a result of the final payment of Special Facilities Payments in support of the debt service on the Bonds, the Authority (i) shall no longer act as lessor under the terms of this Agreement, and (ii) shall convey the Special Facilities then owned thereby to the City.

     Section 1704. Opinion of Bond Counsel Required. No assignment of this Agreement or sublease of the Leased Premises by the Company will be effective unless, in the opinion of Bond Counsel delivered to the Trustee, such assignment or sublease will not adversely affect the exclusion from gross income for federal income tax purposes of the interest on any Bonds.


                                 ARTICLE XVIII
                                 -------------

                               GENERAL PROVISIONS
                               ------------------

     Section 1801. Non-Interference with Operation of Airport. The Lessee, by accepting this Agreement, expressly agrees for itself and its successors and assigns that it will not make use of the Leased Premises in any manner which might interfere with the landing and taking off of aircraft at the Airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, the City shall have the right to enter upon the Leased Premises and cause the abatement of such interference at the expense of the Lessee.

     The City shall maintain and keep in repair the Airport landing areas, including taxiways and aircraft parking apron located outside the Leased Premises and shall have the right to direct and control all activities of the Lessee in this regard.

     Section 1802. Attorney's Fees. In any action brought by any party to this Agreement or the Trustee for the enforcement of the provisions hereof, the prevailing party shall be entitled to recover interest and its reasonable attorney's fees.

     Section 1803. Taxes. The Lessee shall timely pay any lawfully imposed property taxes, assessments charged against the property, or sales and use taxes which may be assessed a charge against personal property included in or located on the Land or other permitted portions of the Airport, including without limitation the Excluded Personal Property. Furthermore, the Lessee shall not claim that it is entitled to an exemption from sales and use taxes under Section
151.341 of the Texas Tax Code (which supplies an exemption for items sold to or used by corporations formed under the Development Corporation Act) in connection with the financing of the Special Facilities under the Development Corporation Act.

     Section 1804. License Fees and Permits. The Lessee shall obtain and pay for all licenses, permits, fees or other authorization or charges as required under federal, State or local laws and regulations insofar as they are necessary to comply with the requirements of this Agreement and the privileges extended hereunder.

     Section 1805. Amendments to this Agreement. If at any time that Bonds are then Outstanding (including if provisions have been made for the payment thereof in accordance with the provisions of the Indenture), and the Lessee and the Authority wish to amend, modify, change, alter or terminate this Agreement by execution of a Supplemental Agreement, and pursuant to Article IX of the Indenture, the consent of the Trustee to such Supplemental Agreement is necessary, such alteration, amendment, change, modification or termination shall become effective only upon the prior written consent of the Trustee obtained in accordance with the provisions of the Indenture. The

Lessee and the Authority specifically reserve the right to execute a Supplemental Agreement, without the consent of the Trustee, (i) to provide for additional rental payments to secure future obligations undertaken by the Authority on behalf of the Lessee (other than additional Special Facilities Rentals securing Bonds or Additional Bonds), provided that such additional payments shall be payable on a parity basis or subordinate to the Special Facilities Rental, or (ii) to exclude certain Land from the Leased Premises, provided that, giving effect to such exclusion, the operating utility or productive capacity of the remaining Leased Premises is not materially less than the operating utility or productive capacity of the Leased Premises prior to such exclusion.

     Section 1806. Force Majeure. Neither the Authority nor the Lessee shall be deemed to be in breach of this Agreement and no default shall arise hereunder by reason of failure to perform any of its obligations hereunder, if, while, and to the extent that such failure is due to the occurrence of a Force Majeure. This provision shall not apply to failures by the Lessee to pay rents, fees, or other charges, or to make any other money payments required by this Agreement. This provision shall not prevent the Authority from exercising its rights upon the occurrence of an Event of Default described in Subsections 1401(a)-(c) hereof.

     Section 1807. References to Bonds, the Authority, the Trustee and the Indenture Ineffective when Bonds are no Longer Outstanding. From and after such time as there are no longer any Bonds Outstanding, and all fees and charges of the Trustee and any paying agents for the Bonds have been paid or provided for, to their respective satisfaction, all references in this Agreement to the Bonds, the Authority, the Trustee and the Indenture shall be ineffective and neither the Trustee nor the Owners of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested.

     Section 1808. Modifications Hereof and of Indenture. So long as an Event of Default shall not have occurred and be continuing hereunder, the Authority has covenanted in the Indenture that it will not, without the written consent of the Lessee, agree with the Trustee to effectively amend, supplement, change, modify or alter the Indenture in any manner. The Lessee shall provide the Trustee with an executed copy of any instrument altering, amending, modifying, or rescinding this Agreement.

     Section 1809. Paragraph Headings. The paragraph headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

     Section 1810. Interpretations. This Agreement shall be interpreted in accordance with the laws of the State.

     Section 1811. Notices. Whenever any notice or payment (other than a payment required by Section 502) is required by this Agreement to be made, given or transmitted to the parties hereto, such notice or payment (other than a payment required by Section 502) shall be enclosed in an envelope with sufficient postage attached to insure delivery and deposited in the United States Mail or Federal Express Priority Overnight delivery, addressed as follows: if to the Authority, 1000 Throckmorton, Fort Worth, Texas 76102,
Attention: City Manager; if to the City, 1000 Throckmorton, Fort Worth, Texas 76102, Attention: City Attorney; if to the Lessee, Federal Express Corporation, 2007 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President and Treasurer, with a copy of such notice to be sent in the same manner to Federal Express Corporation, 1980 Nonconnah Blvd., Memphis, Tennessee 38132, Attention:
Legal Department, Managing Attorney, Real Estate Development and Operations Group, and to Federal Express Corporation, 2003 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President, Properties; and if to the Trustee, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention:
Corporate Trust Services Division. A duplicate copy of each notice, certificate, request, or other communication given hereunder to the Authority, the City, the Lessee, or the Trustee shall also be given to the others. The Lessee, the City, the Authority, and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     Section 1812. Party's Consent. Whenever any provision of this Agreement requires the approval, consent or exercise of discretion of any party to this Agreement, such action shall not be unreasonably withheld, conditioned, delayed or exercised.

     Section 1813. Nondisturbance by Authority and Trustee. So long as no Event of Default shall have occurred and be continuing hereunder, the Lessee's peaceful and quiet possession or right to such peaceful and quiet possession of the Leased Premises and its rights and privileges under this Agreement or any renewal or extension thereof shall not be diminished, disturbed or interfered with by the Authority or the Trustee.

     Section 1814. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                      [THE REMAINDER OF THIS PAGE HAS BEEN

                           LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above mentioned at Fort Worth, Texas.


                     ALLIANCE AIRPORT AUTHORITY, INC.


                     By:/s/ JAMES LANE
                        --------------
                        President, Board of Directors


(SEAL)               By:/s/ JEWEL WOODS
                        ---------------
                        Secretary, Board of Directors



                     FEDERAL EXPRESS CORPORATION


                     By:/s/ CHARLES M. BUCHAS, JR.
                     -----------------------------

                     Name:  Charles M. Buchas, Jr.
                            ------------------------

                     Title:  Vice President and Treasurer
                             --------------------------------



Date of Execution:   April 10, 1996
                     --------------

                                   EXHIBIT A



BEING a tract of land situated in the G. Overton Survey, Abstract No. 972, the E. B. Peters Survey, Abstract No. 1626, the A. McDonald Survey Abstract No. 786, and the J. Evans Survey, Abstract No. 396, in Denton County, Texas; and being all of that certain 158.00 acre tract of land described in deed to Federal Express Corporation, filed by clerks file no. 94-R0034691, Map Records of Denton County, Texas together with a part of that certain tract of land described in Deed to Alliance Airport Ltd., recorded in Volume 2451, Page 412, Real Records of Denton County Texas; said tract being more particularly described by metes and bounds as follows:

COMMENCING        at a 1 inch steel rod on the West line of said Alliance
                  Airport tract, being the Southwest corner of Lot 1, Block 1,
                  American Airlines AFW Maintenance Base, recorded in Cabinet H,
                  Page 309, Plat Records of Denton County, Texas and Cabinet A,
                  Slide 593, Plat Records of Tarrant County, Texas; said rod also being the most Westerly Northwest corner of Taxiway H, as described in deed to the City of Fort Worth, recorded in Volume 2931, Page 213, Real Records of Denton County, Texas;

THENCE South 09 degrees 53 minutes 13 seconds East, with the West line of said Alliance Airport tract, and the West end of Taxiway H, a distance of 299.79 feet to a "+" cut in concrete, being the Northwest corner of said Federal Express tract and the POINT OF BEGINNING of this tract herein described.

THENCE North 80 degrees 06 minutes 47 seconds East, with a South line of Taxiway H, a distance of 2557.33 feet to a railroad spike in concrete at a fence post, the Northeast corner of said Federal Express tract;

THENCE South 09 degrees 53 minutes 13 seconds East with the East line of said Federal Express tract, a distance of 1390.00 feet to a 5/8 inch Carter & Burgess capped steel rod.

THENCE            North 80 degrees 06 minutes 47 seconds East, a distance of
                  385.29 feet to a 5/8 inch Carter & Burgess capped steel rod.

THENCE South 09 degrees 53 minutes 13 seconds East, a distance of 1132.00 feet to a 5/8 inch Carter & Burgess capped steel rod.

THENCE            South 80 degrees 06 minutes 47 minutes West, a distance of
                  269.78 feet to a 5/8 inch Carter & Burgess capped steel rod, at the beginning of a curve to the right whose radius is
                  168.00 and whose chord bears North 77 degrees 50 minutes 23 seconds West, 124.62 feet.

THENCE in a westerly direction with said curve through a central-angle of 44 degrees 05 minutes 40 seconds, a distance of
                  127.75 feet to a 5/8 inch Carter & Burgess capped steel rod on the East line of said Federal Express tract.

THENCE South 09 degrees 53 minutes 10 seconds East, with said East line a distance of 84.26 feet to a 5/8 inch Carter & Burgess capped steel rod lying in a curve to the left whose radius is
                  234.00 feet and whose chord bears South 85 degrees 05 minutes 50 seconds East, 119.47 feet;

THENCE In an Easterly direction with said curve through a central angle of 29 degrees 34 minutes 47 seconds, a distance of
                  120.61 feet to a 5/8 inch capped Carter & Burgess steel rod.

THENCE South 80 degrees 08 minutes 47 seconds West, passing at a distance of 115.51 feet, a 5/8 inch Carter & Burgess capped steel rod being the Southeast corner of said Federal Express tract, continuing with its South line in all a distance of 2772.84 feet to a 5/8 inch Carter & Burgess capped steel rod for the Southwest corner of said Federal Express tract, on the West line of the before mentioned Alliance Airport tract;

THENCE North 09 degrees 53 minutes 13 seconds West with the West line of said Alliance Airport tract, and the West line of said Federal Express tract, a distance of

                  2590.00 feet to the POINT OF BEGINNING and embracing 7,318,066 Square Feet, or 168.00 Acres of Land.

                                 NORTH APPROACH

BEING a tract of land situated in the G. Overton Survey, Abstract No. 972, the E.B. Peters survey, Abstract No. 1636, the A. McDonald Survey Abstract No. 786, and the J. Evans Survey, Abstract No. 396, in Denton County, Texas; and being all of that certain 158.00 acre tract of land described in deed to Federal Express Corporation, filed by clerks File No. 94-R0034691, Map Records of Denton County, Texas together with a part of that certain tract of land described in Deed to Alliance Airport Ltd., recorded in Volume 2451, page 412, Real Records of Denton County, Texas; said tract being more particularly described by metes and bounds as follows;

COMMENCING        at a 1 inch steel rod on the West line of said Alliance
                  Airport tract, being the Southwest corner of Lot 1, Block 1,
                  American Airlines AFW Maintenance Base, recorded in Cabinet H,
                  Page 309, Plat Records of Denton County, Texas and Cabinet A,
                  Slide 593, Plat Records of Tarrant County, Texas; said rod also being the most Westerly Northwest corner of Taxiway H, as described in deed to the City of Fort Worth, recorded in Volume 2931, Page 213, Real Records of Denton County, Texas;

THENCE South 09 degrees 53 minutes 13 seconds East, with the West line of said Alliance Airport tract, and the West end of Taxiway H, a distance of 299.79 feet to a "+" cut in concrete, being the Northwest corner of said Federal Express tract; THENCE North 80 degrees 06 minutes 47 seconds East with a South line of Taxiway H, a distance of 1696.12 feet to the POINT OF BEGINNING of this tract herein described being in a curve to the left whose radius is 135.00 feet and whose chord bears North 67 degrees 29 minutes 23 seconds West;

THENCE along said curve to the left through a central angle of 64 degrees 47 minutes 40 seconds, an arc distance or 152.67 feet to a point for corner;

THENCE            North 09 degrees 53 minutes 13 seconds West, a distance of
                  35.00 feet to a point for corner;

THENCE            North 80 degrees 06 minutes 47 seconds East, a distance of
                  440.00 feet to a point for corner;

THENCE            South 09 degrees 53 minutes 13 seconds East, a distance of
                  35.00 feet to the beginning of a curve to the left whose radius is 135.00 feet and whose chord bears South 47 degrees 42 minutes 57 seconds West 144.66 feet;

THENCE along said curve to the left through a central angle of 64 degrees 47 minutes 40 seconds, an arc length of 152.67 feet to a point for corner from which a railroad spike in concrete to a fence post bears North 80 degrees 06 minutes 47 seconds East
                  765.50 feet;

THENCE South 80 degrees 06 minutes 47 seconds West along the North line of said Federal Express tract; a distance of 195.71 feet to a POINT OF BEGINNING and embracing 35,916 Square Feet or
                  0.82 Acre of Land.


                                 WEST APPROACH

BEING a tract of land situated in the G. Overton Survey, Abstract No. 972, the E. B. Peters Survey, Abstract No. 1636, the A. McDonald Survey Abstract No. 786, and the J. Evans Survey, Abstract No. 396, in Denton County, Texas; and being all of that certain 158.00 acre tract of land described in deed to Federal Express Corporation, filed by clerks File No. 94-R0034691, Map Records of Denton County, Texas together with a part of that certain tract of land described in Deed to Alliance Airport Ltd., recorded in Volume 2451, page 412, Real Records of Denton County, Texas; said tract being more particularly described by metes and bounds as follows:

COMMENCING        at a 1 inch steel rod on the West line of said Alliance tract, being the Southwest corner of Lot 1, Block 1, American
                  Airlines AFW Maintenance Base, recorded in Cabinet H, Page
                  309, Plat Records of Denton County, Texas and Cabinet A, Slide
                  593; Plat
                  in Cabint H, Page 309, Plat Records of Tarrant County, Texas;
                  said rod also being the most Westerly Northwest corner of Taxiway H, as described in deed to the City of Fort Worth, recorded in Volume 2931, Page 213, Real Records of Denton
                  County, Texas;

THENCE South 09 degrees 53 minutes 13 seconds East, with the West line of said Alliance Airport tract, and the West end of Taxiway H, a distance of 299.79 feet to a "+" cut in concrete, being the Northwest corner of said Federal Express tract; THENCE continuing South 09 degrees 53 minutes 13 seconds East along the West line of said Federal Express tract a distance of 1765.34 feet to the POINT OF BEGINNING on this tract herein described;

THENCE South 09 degrees 53 minutes 13 seconds East continuing along said West line, a distance of 170.00 feet to a point for corner from which a 5/8 inch Carter & Burgess capped steel rod being the Southwest corner of said Federal Express tract bears South 09 degrees 53 minutes 13 seconds East, 654.66 feet;

THENCE            South 80 degrees 06 minutes 47 seconds West, a distance of
                  77.01 feet to the beginning of a curve to the left whose radius is 100.00 feet and whose chord bears South 35 degrees 06 minutes 47 seconds West 141.42 feet;

THENCE along said curve to the left through a central angle of 90 degrees 00 minutes 00 seconds, an arc length of 157.08 feet to a point for corner;

THENCE            South 80 degrees 06 minutes 47 seconds West, a distance of
                  35.48 feet to a point for corner;

THENCE            North 09 degrees 53 minutes 13 seconds West, a distance of
                  370.00 feet to a point for corner;

THENCE            North 80 degrees 06 minutes 47 seconds East, a distance of
                  35.48 feet to the beginning of a curve to the left whose radius is 100.00 feet and whose chord bears South 54 degrees 53 minutes 13 seconds East 141.42 feet;

THENCE along said curve to the left through a central angle of 90 degrees 00 minutes 00 seconds, an arc length of 157.08 feet to a point for corner;

THENCE            North 80 degrees 06 minutes 47 seconds East, a distance of
                  77.01 feet to a point for corner;

THENCE South 09 degrees 53 minutes 13 seconds East along the East line of said Federal Express tract, a distance of 170.00 feet to the POINT OF BEGINNING and embracing 47,514 Square Feet or
                  1.09 Acres of Land.

                                   EXHIBIT B

                         SPECIAL FACILITIES DESCRIPTION


The Special Facilities to be acquired and constructed with the proceeds of the Bonds will consist of land (described in Exhibit A as the Primary Land), buildings, improvements, fixtures and equipment for the handling and sorting of packages at the Airport; including, but not limited to, aircraft parking apron, taxiway connectors, vehicular parking spaces with security gates and fencing, fuel dispensing and storage facilities, offices, maintenance shops and storage areas. The Special Facilities will serve as a regional sorting facility for distribution of packages to other facilities within the Lessee's distribution system.

                                   EXHIBIT C

                             INSURANCE REQUIREMENTS


________________________________________________________________________

                              DESCRIPTIVE SCHEDULE
________________________________________________________________________

Kind of Insurance                   Limits of Liability
                                    of Not Less Than
________________________________________________________________________

Aircraft Liability:
     Single Limit (PL, PD & PASS)       $20,000,000
________________________________________________________________________

Public Liability:

     Single Limit (Bodily Injury,
      Death, Property Damage)
     - Premises/Operations
     - Contractual Liability
     - Independent Contractors
     - Products/Completed Operations
     - Personal Injury                  $20,000,000
- ---------------------------------------------------

Hangarkeepers Liability:                $20,000,000
- ---------------------------------------------------

Automobile                              $20,000,000
- ---------------------------------------------------